Exhibit 4.1

                    Form of Pooling and Servicing Agreement

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                         Manufactured Housing Contract
                              [Senior/Subordinate]
                           Pass-Through Certificates
                                 Series 199_-_



                        POOLING AND SERVICING AGREEMENT



                                     among



                  THE CIT GROUP SECURITIZATION CORPORATION II
                                   as Seller,



                      THE CIT GROUP/SALES FINANCING, INC.
                                  as Servicer,

                                      and

                                   [TRUSTEE]
              not in its individual capacity but solely as Trustee




                         Dated as of ___________, 199_


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


                               TABLE OF CONTENTS


ARTICLE I      DEFINITIONS.....................................................1

SECTION 1.01.  General.......................................................  1
SECTION 1.02.  Specific Terms................................................  1


ARTICLE II     ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS................. 17

SECTION 2.01.  Closing....................................................... 17
SECTION 2.02.  Conditions of the Closing..................................... 17
SECTION 2.03.  Acceptance by Trustee......................................... 19
SECTION 2.04.  REMIC Designations............................................ 19
SECTION 2.05.  REMIC Tax Matters............................................. 19
SECTION 2.06.  REMIC Certificate Maturity Date............................... 19


ARTICLE III    REPRESENTATIONS AND WARRANTIES................................ 20

SECTION 3.01.  Representations and Warranties Regarding  CITSF............... 20
SECTION 3.02.  Representations and Warranties Regarding Each
                 Contract.................................................... 21
SECTION 3.03.  Representations and Warranties Regarding the
                 Contracts in the Aggregate.................................. 25
SECTION 3.04.  Representations and Warranties Regarding the
                 Contract Files.............................................. 25
SECTION 3.05.  Repurchase of Contracts or Substitution of
                 Contracts for Breach of Representations and
                 Warranties.................................................. 26


ARTICLE IV     PERFECTION OF TRANSFER AND PROTECTION OF
                 SECURITY INTERESTS.......................................... 29

SECTION 4.01.  Custody of Contracts.......................................... 25
SECTION 3.04.  Representations and Warranties Regarding the
                 Contract Files.............................................. 25
SECTION 3.0 30
SECTION 4.04.  Chief Executive Office........................................ 31
SECTION 4.05.  Costs and Expenses............................................ 31


ARTICLE V      SERVICING OF CONTRACTS........................................ 32

SECTION 5.01.  Responsibility for Contract Administration.................... 32
SECTION 5.02.  Standard of Care.............................................. 32
SECTION 5.03.  Records....................................................... 32

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SECTION 5.04.  Inspection; Computer Tape..................................... 32
SECTION 5.05.  Certificate Account........................................... 33
SECTION 5.06.  Enforcement................................................... 35
SECTION 5.07.  Trustee to Cooperate.......................................... 36
SECTION 5.08.  Costs and Expenses............................................ 36
SECTION 5.09.  Maintenance of Insurance...................................... 36
SECTION 5.10.  REMIC Compliance.............................................. 38
SECTION 5.11.  Repossession.................................................. 39
SECTION 5.12.  Retitling..................................................... 40


ARTICLE VI     REPORTS....................................................... 41

SECTION 6.01.  Monthly Reports to the Trustee................................ 41
SECTION 6.02.  Certificate of Servicing Officer.............................. 41
SECTION 6.03.  Other Data.................................................... 41
SECTION 6.04.  Annual Report of Accountants.................................. 41
SECTION 6.05.  Statements to Certificateholders.............................. 42


ARTICLE VII    SERVICE TRANSFER.............................................. 43

SECTION 7.01.  Event of Termination.......................................... 43
SECTION 7.02.  Transfer...................................................... 44
SECTION 7.03.  Trustee to Act; Appointment of Successor...................... 44
SECTION 7.04.  Notification to Certificateholders and to
                 Rating Agency............................................... 45
SECTION 7.05.  Effect of Transfer............................................ 45
SECTION 7.06.  Transfer of Certificate Account. ............................. 46


ARTICLE VIII   DISTRIBUTIONS AND WITHDRAWALS FROM
                 CERTIFICATE ACCOUNT......................................... 47

SECTION 8.01.  Monthly Distributions......................................... 47
SECTION 8.02.  Permitted Withdrawals from the Certificate
                 Account..................................................... 49
SECTION 8.03.  Repurchase Option............................................. 49
SECTION 8.04.  Credit Enhancement for [Class A]
                 [Class B] Certificates...................................... 50

ARTICLE IX     THE CERTIFICATES.............................................. 51

SECTION 9.01.  The Certificates.............................................. 51
SECTION 9.02.  Registration of Transfer and Exchange of
                 Certificates................................................ 51

SECTION 9.03.  No Charge; Disposition of Void Certificates................... 57
SECTION 9.04.  Mutilated, Destroyed, Lost or Stolen
                 Certificates................................................ 57
SECTION 9.05.  Persons Deemed Owners......................................... 57
SECTION 9.06.  Access to List of Certificateholders' Names
                 and Addresses............................................... 58
SECTION 9.07.  Authenticating Agents......................................... 58


ARTICLE X      INDEMNITIES................................................... 59

SECTION 10.01. Liabilities to Obligors....................................... 59
SECTION 10.02. Tax Indemnification........................................... 59
SECTION 10.03. Servicer's Indemnities........................................ 59
SECTION 10.04. Operation of Indemnities...................................... 59


ARTICLE XI     THE TRUSTEE................................................... 60

SECTION 11.01. Duties of Trustee............................................. 60
SECTION 11.02. Certain Matters Affecting the Trustee......................... 61
SECTION 11.03. Trustee Not Liable for Certificates or
                 Contracts................................................... 62
SECTION 11.04. Rights of Certificateholders to Direct Trustee
                 and to Waive Events of Termination.......................... 62
SECTION 11.05. Servicer to Pay Trustee's Fees and Expenses................... 63
SECTION 11.06. Eligibility Requirements for Trustee.......................... 64
SECTION 11.07. Resignation or Removal of Trustee............................. 64
SECTION 11.08. Successor Trustee............................................. 65
SECTION 11.09. Merger or Consolidation of Trustee............................ 65
SECTION 11.10. Obligor Claims................................................ 66
SECTION 11.11. Separate Trustees and Co-Trustees............................. 67
SECTION 11.12. Trustee May Own Certificates.................................. 68
SECTION 11.13. Agents of Trustee............................................. 68


ARTICLE XII    MISCELLANEOUS................................................. 69

SECTION 12.01. Servicer Not To Resign.  ..................................... 69
SECTION 12.02. Maintenance of Officer or Agency.............................. 69
SECTION 12.03. Termination................................................... 69
SECTION 12.04. Acts of Certificateholders.................................... 71
SECTION 12.05. Calculations.................................................. 72
SECTION 12.06. Assignment or Delegation by the Servicer;
                 Merger or Consolidation of the Company,
                 CITSF or the Servicer....................................... 72

SECTION 12.07. Amendment..................................................... 73
SECTION 12.08. Contribution of Assets........................................ 75
SECTION 12.09. Notices....................................................... 75
SECTION 12.10. Merger and Integration........................................ 76
SECTION 12.11. Headings...................................................... 77
SECTION 12.12. Governing Law................................................. 77
SECTION 12.13. Counterparts.................................................. 78

Exhibit A.     Form of Class A Certificates...............................   A-1
[Exhibit B.    Form of Class B Certificate................................  B-1]
Exhibit C.     Form of Class R Certificate................................   C-1
Exhibit D.     Form of Assignment.........................................   D-1
Exhibit E.     Certificate of Officers of CITSF...........................   E-1
Exhibit F.     Form of Opinion of Counsel for
                 CITSF....................................................   F-1
Exhibit G.     Form of Trustee's Acknowledgement and
                 Certification............................................   G-1
Exhibit H.     Certificate of Servicing Officers..........................   H-1
Exhibit I-1.   Certificate Regarding Repurchased
                 Contracts................................................   I-1
Exhibit I-2.   Certificate Regarding Substituted
                 Contracts................................................   I-2
Exhibit J.     Form of Investment Letter..................................   J-1
Exhibit K-1.   Form of Transferor's Certificate...........................   K-1
Exhibit K-2.   Form of Transferee's Certificate...........................   K-2
Exhibit L.     Form of Monthly Report to
                 Certificateholders.......................................   L-1
Exhibit M.     Form of Transfer Affidavit.................................   M-1
Exhibit N.     List of Contracts..........................................   N-1



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     AGREEMENT,   dated  as  of  _________  ___,  ____,   among  The  CIT  Group
Securitization Corporation II, as seller (together with its permitted successors and assigns, the "Company"), The CIT Group/Sales Financing, Inc., a corporation organized and existing under the laws of the State of Delaware, as Servicer (in its individual capacity, "CITSF," or, together with its permitted successors and
assigns,    the    "Servicer"),    ______________    and    ______________,    a
_____________________  organized and existing under the laws of  ______________, not in its individual capacity but solely as Trustee (together with permitted successors and assigns, the "Trustee").

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. General.

     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

     SECTION 1.02. Specific Terms.

     "Advance Payment" means any payment by an Obligor in advance of the Due Period in which it would be due under such Contract and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Pooling and Servicing Agreement.

     "Amount Available" means, as to any Remittance Date, an amount equal to (a) the amount on deposit (or which would have been on deposit on such day but for the operation of the penultimate sentence of Section 5.05(a)) in the Certificate Account as of the close of business on the last day of the related Due Period less (b) the sum, as of the close of business on the Business Day preceding such Remittance Date, of (i) aggregate Repossession Profits, (ii) the Amount Held for Future Distribution, and (iii) amounts permitted to be withdrawn by the Servicer from the Certificate Account in respect of the Contracts pursuant to clauses (b)
- - (g), inclusive, of Section 8.02.

     "Amount Held for Future Distribution" means, as to any Remittance Date, the total of the amounts on deposit (or which would have been on deposit on such day but for the operation of the penultimate sentence of Section 5.05(a)) in the Certificate Account as of the close of business on the last day of the related Due Period on account of Advance Payments in respect of such Due Period.

     "Applicants" has the meaning assigned in Section 9.06.

     "Appraised Value" means, with respect to any Manufactured Home, the value of such Manufactured Home as determined by a professional appraiser (who may be an employee of CITSF).

     "Assumption Fee" means any assumption or other similar fee paid by the Obligor on a Contract.

     "Authenticating Agent" means any authenticating agent appointed pursuant to
Section 9.07.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" means any day other than (a) a Saturday or a Sunday or (b) another day on which national banking institutions in the States of Oklahoma, __________ or New York are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Certificate"   means  a   Manufactured   Housing   Contract   Pass-Through
Certificate executed and delivered by the Trustee substantially in the form of Exhibits A, B or C.

     "Certificate Account" means a separate trust account maintained in the name of the Trust in an Eligible Institution.

     "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate.

     "Certificate Register" means the register maintained pursuant to Section 9.02.

     "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

     "Certificateholder" or "Holder" means the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Class A Certificate [and any Class B Certificate] registered in the name of the Contract Seller, the Servicer or any Affiliate of the Contract Seller or the Servicer shall be deemed not to be outstanding, and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained unless all the Class A Certificates [or all the Class B Certificates] are held by such Persons; provided, however, that in determining whether the Trustee shall be protected in relying upon any such consent, waiver, request or demand only Class A Certificates [and Class B Certificates] which the Trustee knows to be so owned shall be so disregarded.

     "CITSF" means The CIT Group/Sales Financing Inc., and its successors in interest as permitted hereunder.

     "Class," "Class A," ["Class B"] or "Class R" means pertaining to Class A Certificates[, Class B Certificates] and/or Class R Certificates, as the case may be.

     "Class A Certificate" means any one of the certificates executed and delivered by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Trust for purposes of the REMIC Provisions[, which certificates shall be senior to the Class B Certificates].

     "Class A Interest Distribution Amount" means, as to any Remittance Date, an amount equal to the sum of (a) one month's interest at the Class A Remittance Rate on the Class A Principal Balance and (b) the Unpaid Class A Interest Shortfall, if any, for such Remittance Date.

     "Class A Interest Shortfall" means, as to any Remittance Date, any amount by which the amount distributed to Holders of the Class A Certificates on such Remittance Date is less than the Class A Interest Distribution Amount for such Remittance Date.

     "Class A Principal Balance" means, as to any Remittance Date, the Original Class A Principal Balance less all amounts previously distributed to Holders of Class A Certificates on account of principal.

     "Class A Remittance Rate" means ____% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     ["Class B Certificate" means any one of the certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit B hereto and evidencing an interest designated as a "regular interest" in the Trust for purposes of the REMIC Provisions which certificates shall be subordinate to the Class A Certificates.]1

     ["Class B Enhancement Payment" means _______________.]

     ["Class B Interest Distribution Amount" means, as to any Remittance Date, the sum of (a) one month's interest at the Class B Remittance Rate on the Class B Principal Balance and (b) the Unpaid Class B Interest Shortfall, if any, for such Remittance Date.]

     ["Class B Interest Shortfall" means, as to any Remittance Date, any amount by which the amount distributed to Holders of Class B Certificates on such Remittance Date is less than the Class B Interest Distribution Amount for such Remittance Date.]

     ["Class B Principal Balance" means, as to any Remittance Date, the Original Class B Principal Balance minus the sum of all amounts previously distributed to Class B Certificateholders on account of principal.]

     ["Class B Principal Loss Liquidation Amount" means, as to any Remittance Date prior to the Cross-over Date, the amount, if any, by which the sum of the Class A Principal Balance and the Class B Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date.]

     ["Class B Remittance Rate" means ____% per annum, computed on the basis of a 360-day year of twelve 30-day months.]

     "Class R Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit C hereto and evidencing an interest designated as a "residual interest" in the Trust for purposes of the REMIC Provisions.

     "Class R Certificateholder" means the person in whose name a Class R Certificate is registered on the Certificate Register.

     "Class R Distribution Amount" means, as to any Remittance Date, the amount, if any, payable to the Holders of the Class R Certificates pursuant to subsection 8.01(c)(iii).

     "Closing Date" means _________ __, 199_.

- ------------------------

1 Class B definitions apply only where the regular interests in the REMIC are represented by a senior (Class A) and a subordinated (Class B) class.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means The CIT Group Securitization Corporation II and its permitted successors in interest.

     "Computer Tape" means the computer tape generated by the Servicer which provides information relating to the Contracts, and includes the master file and the history file.

     "Contract(s)" means one or more of the manufactured housing installment sales contracts and installment loan agreements described in the List of Contracts, which constitute part of the corpus of the Trust, and which Contracts are to be assigned by the Company to the Trustee; including, without limitation, all related security interests, collateral, liens, insurance policies and guarantees of the obligations of the related Obligor (other than guarantees, if any, by the related dealer) and any and all rights to receive payments which are due, in the case of Precomputed Contracts, or received, in the case of simple interest Contracts, pursuant thereto from and after the Cut-off Date, but excluding any rights to receive payments which are due, in the case of Precomputed Contracts, or received, in the case of simple interest contracts, pursuant thereto prior to the Cut-off Date.

     "Contract File" means, as to each Contract, other than a Land-Home Contract, (a) the original copy of the Contract, (b) either (i) the original title document for the related Manufactured Home or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, or (ii) if the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of title documents for manufactured housing, other evidence of ownership of the related Manufactured Home which is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit; (c) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or (iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located; (d) each assignment of the Contract evidencing the chain of title of the Contract from the originator thereof (if other than CITSF) to CITSF; and (e) any extension, modification or waiver agreement(s).

     "Contract Holders' Errors and Omissions Protection Policy" means the contract holders' errors and omissions policy maintained by the Servicer or any similar replacement policy, if any, pursuant to Section 5.09(c).

     ["Contract Originator" means             .]

     "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract and computed on a precomputed basis with an actuarial rebate of unearned interest upon prepayment, provided that the rebate upon prepayment of Contracts originated in California and Oklahoma may be computed on the simple interest method if so required by applicable law or regulations.

     "Contract Seller" means CITSF.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.

     "Cross-over Date" means the Remittance Date on which the Class A Principal Balance (after giving effect to the distributions and adjustments on the Class A Certificates on such Remittance Date) is reduced to zero.

     "Cut-off Date" means __________ __, 199_.

     "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of the Contracts.

     "Cut-off Date Principal Balance" means, as to any Contract, the unpaid Scheduled Principal Balance thereof at the Cut-off Date.

     "Defaulted Contract" means, with respect to any Due Period, a Contract in respect of which payments exceeding $25 in the aggregate were delinquent 120 days or more as of the last day of such Due Period, provided that any Contract in respect of which such delinquencies were permitted by the Soldiers' and Sailors' Relief Act of 1940 shall not be deemed a Defaulted Contract.

     "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is CEDE & CO., and any permitted successor depository. The Depository shall at all times be a "clearing corporation" defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date" means the third Business Day prior to each Remittance Date during the term of this Agreement.

     "Due Date" means, as to any Contract, the date of the month on which the scheduled monthly payment for such Contract is due.

     "Due Period" means, as to any Remittance Date, the period commencing on the 26th day of the month (or, if the 25th day of such month is not a Business Day, the day following the first preceding Business Day) in the second month preceding the month of such Remittance Date (or the Cut-off Date, in the case of the first Remittance Date) and ending on the 25th day of the month (or, if such day is not a Business Day, the preceding Business Day) in the month preceding the month of such Remittance Date.

     "Electronic Ledger" means the electronic master record of installment sales contracts of the Servicer.

     "Eligible Institution" means the Trustee or any depository institution or trust company (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (presently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short term securities or unsecured long-term debt has been rated [A-1 or higher by Standard & Poor's and P-1 or higher by Moody's] in the case of short term securities, or in one of the two highest rating categories by [Standard & Poor's and Moody's] in the case of unsecured long-term debt.

     "Eligible Investments" has the meaning assigned in Section 5.05(b).

     "Eligible Servicer" means CITSF or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than $100,000,000 in outstanding principal amount of manufactured housing installment sales contracts and installment loan agreements [and, so long as any FHA/VA Contract is outstanding, which Person is qualified under FHA/VA Regulations to act as a servicer of all such FHA/VA Contracts].

     "Eligible Substitute Contract" means, as to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to Section 3.05(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing Date) in Section
3.02 and does not cause any of the representations and warranties in Section 3.03, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract and (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. Notwithstanding the foregoing, in the event that on any date more than one Eligible Substitute Contract is substituted for one or more Replaced Contracts, the requirement set forth in clause (b) above with respect to the Scheduled Principal Balance may be satisfied if the aggregate of the Scheduled Principal Balances of such Eligible


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

Substitute Contracts is not greater than the aggregate of the Scheduled Principal Balances of such Replaced Contracts, the requirement set forth in clause (c) above with respect to the Contract Rate may be satisfied if the weighted average Contract Rate of such Eligible Substitute Contracts is at least equal to the weighted average Contract Rate of such Replaced Contracts; and the requirement set forth in clause (d) above with respect to remaining term to scheduled maturity may be satisfied if the weighted average remaining term to scheduled maturity of such Eligible Substitute Contracts is not greater than the weighted average remaining term to scheduled maturity of such Replaced Contracts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Termination" has the meaning assigned in Section 7.01.

     ["FHA/VA Contract" means a Contract that, at its origination, was insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration.]

     ["FHA/VA Regulations" means, as to any FHA/VA Contract, the contractual agreements and regulations of the Federal Housing Administration or the Veterans Administration, as the case may be, providing or governing the terms of the insurance for such Contract by the Federal Housing Administration or the partial guarantee for such Contract by the Veterans Administration, as the case may be.]

     "Extension Fee" means any extension or other similar fee paid by the Obligor on a Contract.

     "Final Remittance Date" means the Remittance Date on which the final distribution in respect of Certificates is made pursuant to Section 12.03.

     "Formula Principal Distribution Amount" means, as to any Remittance Date, the sum of (i) in the case of each Contract which is a Precomputed Contract, all scheduled payments of principal due on each Outstanding Contract during the Due Period which ends during the month preceding the month in which such Remittance Date occurs as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) and, in the case of each Contract which is a simple interest Contract, any payments in respect of principal received during such Due Period; (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding Due Period; (iii) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such preceding Due Period; and (iv) the Scheduled Principal Balance of each Contract which was repurchased immediately prior to such Remittance Date pursuant to Section 3.05.

     "Hazard Insurance Policy" means, with respect to each Contract, the policy of fire and extended coverage insurance (and federal flood insurance, if the

Manufactured Home is located in a federally designated special flood area) required to be maintained for the related Manufactured Home, as provided in
Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of said Section 5.09.

     "Holder" has the same meaning as "Certificateholder".

     "Independent" means, with respect to any specified Person, any person or firm rendering an opinion at Closing or any Person who (a) is in fact independent of the specified Person, (b) does not have any direct financial interest or any material indirect financial interest in the specified Person or any Affiliate of the specified Person (other than acting as outside counsel for the specified Person or such Affiliate), and (c) is not connected with the specified Person as an officer, employee, promoter, underwriter, trustee, partner, director (other than a law firm a member of which is a director) or person performing similar functions. Except with respect to any person or firm rendering an opinion at the Closing, whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such person shall be approved by the Trustee and such opinion or certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

     "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract [or any FHA/VA Contracts].

     "Land-Home Contract" means a Contract that is secured by a mortgage or deed of trust on real estate on which the related Manufactured Home is situated, and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

     "Land-Home Contract File" means, as to each Land-Home Contract, (a) the original copy of the Land-Home Contract; (b) the related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home;
(c) each assignment of the Land-Home Contract evidencing the chain of title from the originator thereof (if other than CITSF) to CITSF; and (d) any extension, modification or waiver agreement(s).

     "Land-in-Lieu Contract" means a Contract that is secured by (i) a security interest in a Manufactured Home, and (ii) a mortgage or deed of trust on real estate on which such Manufactured Home is situated, but such Manufactured Home is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

     "Late Payment Fees" means late payment fees paid by Obligors on Contracts.

     "Liquidated Contract" means any Defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any Defaulted Contract in respect of which the related Manufactured Home and, in the case of Land-Home Contracts and Land-in-Lieu Contracts, Mortgaged Property, have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any Defaulted Contract, on or prior to the date on which the related Manufactured Home and, in the case of Land-Home Contracts and Land-in-Lieu Contracts, Mortgaged Property, are disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including Insurance Proceeds) received in connection with the liquidation of Defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Manufactured Home.

     "List of Contracts" means the list attached hereto as Exhibit N identifying each Contract constituting part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the Cut-off Date Principal Balance, (ii) the amount of monthly payment due from the Obligor,
(iii) the Contract Rate and (iv) the maturity date.

     "Loan-to-Value Ratio" means, with respect to any Contract, the original principal amount thereof divided by the Original Value of the Manufactured Home [plus, in the case of a Land-Home Contract or a Land-in-Lieu Contract, the Original Value of the Mortgaged Property other than the Manufactured Home].

     "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     "Monthly Report" has the meaning assigned in Section 6.05. The forms of the Monthly Report for the Certificates are attached as Exhibit L hereto.

     "Monthly Servicing Fee" means, as to any Remittance Date, one-twelfth of the product of ____% and the Pool Scheduled Principal Balance for such Remittance Date.

     ["Moody's" means Moody's Investors Service Inc. or any successor thereto.]

     "Mortgage" means the mortgage or deed of trust creating a first lien on an estate in fee simple in the real property securing a Contract.

     "Mortgaged Property" means the property subject to a Mortgage.

     "Net Liquidation Loss" means, with respect to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such

Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

     "Net  Liquidation   Proceeds"   means,  as  to  any  Liquidated   Contract,
Liquidation Proceeds net of Liquidation Expenses.

     "NRSRO" means any nationally recognized statistical rating organization.

     "Obligor" means each Person who is indebted under a Contract.

     "Officers' Certificate" means a certificate signed by the chairman of the board, president or any vice president of the Servicer and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel acceptable to the Trustee, who may be counsel for the Servicer, except that any opinion of counsel relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of counsel Independent with respect to the Company and the Servicer.

     "Original Class A Principal Balance" means $_____________.

     ["Original Class B Principal Balance" means $____________.]

     ["Originating Institution" means ______________.]

     "Original Value" means (a) with respect to any Manufactured Home that was new at the time the related Contract was originated, the purchase price of such Manufactured Home, plus taxes, fees and insurance, (b) with respect to any Manufactured Home that was used at the time the related Contract was originated, the lesser of the total delivered sales price or the Appraised Value of such Manufactured Home, plus taxes, fees and insurance and (c) with respect to Mortgaged Property other than the Manufactured Home, the appraised value thereof used by the originator of the related Land-Home Contract or Land-in-Lieu Contract to underwrite that Contract.

     "Outstanding Contract" means, as to any Due Period, a Contract which was not the subject of a Principal Prepayment in Full prior to such Due Period, which did not become a Liquidated Contract prior to such Due Period, which was not purchased prior to such Due Period pursuant to Section 3.05 and the scheduled maturity date (as it existed on the Cut-off Date) of which has not occurred prior to such Due Period.

     "Ownership Interest" means with respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Certificate Account pursuant to the proviso in Section 3.05(a) or pursuant to
Section 3.05(b).

     "Paying Agent" has the meaning assigned in Section 8.01(e).

     "Percentage Interest" means, as to any Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to, in the case of the Class A Certificates, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the aggregate denomination of all Class A Certificates (which equals the Original Class A Principal Balance) [and the aggregate denomination of all Class B Certificates (which equals the Original Class B Principal Balance) in the case of the Class B Certificates] and, in the case of the Class R Certificates, being equal to the percentage specified on the face of such Certificate. The aggregate Percentage Interests for each Class of Certificates shall equal 100%.

     "Permitted Transferee" means, as to any Class R Certificateholder or any other prospective transferee of a Class R Certificate, any Person other than (a) the United States, a State or any political subdivision thereof, any possession of the United States, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (b) an organization (other than a cooperative described in Section 521 of the Code) which would not be subject to tax under the Code (including the tax on unrelated business taxable income, as defined in Section 512(a)(1) of the Code) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, or (c) an organization which is engaged in furnishing electrical energy, or providing telephone service, to persons in rural areas (as described in Section 1381(a)(2)(C) of the Code). The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or any successor provision. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if all of the activities are subject to tax, and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Pool Factor" means, at any time, the percentage derived from a fraction, the numerator of which is the aggregate Principal Balance of each Class of Certificates at such time and the denominator of which is the Cut-off Date Pool Principal Balance.

     "Pool Scheduled Principal Balance" means, as to any Remittance Date, the aggregate of the Scheduled Principal Balance of each Contract that was an Outstanding Contract on the last day of the Due Period next preceding such Remittance Date.

     "Precomputed Contract" means any Contract as to which its scheduled monthly payment for each Due Date is, by the terms thereof, applied to interest and principal in accordance with a precomputed allocation, regardless of whether such scheduled monthly payment is paid on such Due Date; provided that a Rule of 78s Contract shall be deemed to be a Precomputed Contract.

     "Principal Prepayment" means a payment or other recovery of principal on a Contract (exclusive of Liquidation Proceeds) which is received in advance of its Due Date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

     "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

     "Qualified Bank" means any depositary institution whose unsecured long-term debt is rated at least __ by Rating Agency.

     ["Qualified Institutional Buyer" shall have the meaning specified in Rule 144A.]

     "Rating  Agency" means            or any successor  thereto;  provided that
if [Rating Agency] no longer has a rating outstanding on any Class of the Certificates, then references herein to [Rating Agency] shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of [Rating Agency] shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Record Date" means the last Business Day of any calendar month.

     "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

     "REMIC Certificate Maturity Date" means the "latest maturity date" of the Class A Certificates [and Class B Certificates] as that term is defined in
Section 2.06.

     "REMIC Change of Law" means any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

     "REMIC Provisions" means provisions of the federal income tax law and the applicable state and local law relating to REMICs and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Date" means the _____________ day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing __________ __, 199_.

     "REO  Disposition"  means a disposition  of REO  Property,  as described in
Section 5.10.

     "REO Property" means any Manufactured Home acquired in a repossession or foreclosure.

     "Replaced Contract" has the meaning given in Section 3.05(b).

     "Repossession Profits" means, as to any Remittance Date, the excess, if any, of Liquidation Proceeds in respect to each Contract that became a Liquidated Contract during the Due Period next preceding such Remittance Date over the sum (a) of the unpaid principal balance of the related Liquidated Contract plus (b) accrued and unpaid interest at the related Contract Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Obligor to the Due Date for such Contract in the month in which such Contract became a Liquidated Contract plus (c) Liquidation Expenses plus
(d) amounts required to be paid to the Obligor or any party with an interest in the related Manufactured Home that is senior to the interest of the Trust.

     "Repurchase Event" shall mean (a) any Contract being subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury,
(b) the operation of any of the terms of any Contract or the exercise of any right thereunder (i) rendering such Contract unenforceable in whole or in part or (ii) subjecting such Contract to any right of rescission, setoff, counterclaim or defense, including the defense of usuary; and in each case such condition materially adversely affects the Trust's interest in such Contract.

     "Repurchase Price" means, with respect to a Contract to be repurchased hereunder, an amount equal to the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate up to the Due Date in the month of such repurchase.

     "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "Rule of 78s Contract" means a Contract, under the terms of which the earned finance charge is computed on the basis of the Rule of 78s method of computing earned finance charges.

     ["Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time.]

     "Sale and Purchase Agreement" means the Sale and Purchase Agreement, dated as of __________ __, 199_ between CITSF and the Company, providing for the sale of the Contracts from CITSF to the Company.

     "Scheduled Principal Balance" means (a) as to any Contract which as a Precomputed Contract and any Remittance Date or the Cut-off Date, the principal balance of such Contract as of the Due Date in the Due Period next preceding such Remittance Date or as of the Due Date next preceding the Cut-off Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an obligor or similar proceeding or any moratorium or similar waiver or grace period), after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor, and (b) as to any Contract which is a simple interest Contract and any Remittance Date or the Cut-off Date, the unpaid principal balance thereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicer" means CITSF until any Service Transfer hereunder, and thereafter means the new servicer appointed pursuant to Article VII.

     "Servicing Fee" means, as to any Remittance Date, the sum of (a) the Monthly Servicing Fee for such Remittance Date, (b) any Late Payment Fees paid during the preceding calendar month, (c) any Extension Fees paid during the preceding calendar month, (d) any Assumption Fees paid during the preceding calendar month, and (e) any net investment earnings due to the Servicer as of such Remittance Date.

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officers' Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

     "simple interest Contract" means a Contract as to which interest is calculated each day on the basis of the actual principal balance outstanding on such day.

     ["Standard & Poor's" means Standard & Poor's Corporation or any successor thereto.]

     "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Treasury Regulations" means any proposed, temporary or final regulation promulgated under the Code.

     "Trust" means the trust created by this Agreement, the corpus of which consists of (a) all the rights, benefits, and obligations arising from and in connection with each Contract and any related Mortgage, (b) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract and proceeds from any Contract Holders' Errors and Omissions Protection Policy and any blanket hazard policy to the extent such proceeds relate to any Manufactured Home,[ (c) all rights under any FHA/VA Regulations pertaining to any FHA/VA Contract,] (d) all remittances, deposits and payments made into the Certificate Account and amounts in the Certificate Account, (e) all proceeds in any way derived from any of the foregoing items and (f) all documents contained in the Contract Files and the Land-Home Contract Files [and (g) [description of credit enhancement, if any]].

     "Trustee's  Fee" means the fees and expenses of the Trustee as described in
Section 11.05.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

     "Unpaid Class A Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class A Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     ["Unpaid Class B Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class B Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.]

                                   ARTICLE II

                 ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS

     SECTION 2.01. Closing.

     (a) There is hereby created, by the Company as settlor, a separate trust which shall be known as Manufactured Housing Contract Pass-Through Certificate Trust 199_. [By the execution and delivery of this Agreement, the Company has agreed that it will elect, or cause an election to be made, to treat the pool of assets comprising the Trust as a REMIC.] The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of Certificateholders.

     (b) On the Closing Date, the Company shall sell, transfer, assign, set over and otherwise convey to the Trust by execution of an assignment substantially in the form of Exhibit D hereto (i) all the right, title and interest of the Company in and to the Contracts, including, without limitation, the security interest created thereby and any related Mortgages and all interest and principal received by the Company on or with respect to the Contracts (other than principal and interest due on the Contracts before the Cut-off Date or the date of origination, if later), (ii) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (iii) [all rights under all FHA/VA Regulations pertaining to any FHA/VA Contract, (iv)] the proceeds from any Contract Holders' Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Manufactured Homes, (v) all documents contained in the Contract Files or the Land-Home Contract Files, and
(vi) all proceeds in any way derived from any of the foregoing. The parties intend that the conveyance of the Company's right, title and interest in and to the Contracts pursuant to this Agreement shall constitute an absolute sale.

     SECTION 2.02. Conditions of the Closing.

     On or before the Closing Date, the Servicer shall deliver the following documents to the Trustee:

     (a) The List of Contracts.

     (b) A certificate of officers of CITSF, substantially in the form of Exhibit E hereto.

     (c) Opinions of counsel for CITSF, substantially in the form of Exhibit F hereto.

     (d) A letter from _________________, or another nationally recognized accounting firm that is Independent with respect to CITSF, stating that such firm has reviewed the Contracts on a statistical sampling basis [and, based on such sampling, concluding that the Contracts conform in all material respects to the List of Contracts, generally to a confidence level of ____%, with an error rate of ____%, specifying those Contracts which do not so conform].

     (e) Copies of resolutions of the board of directors of CITSF approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

     (f) Officially certified recent evidence of due organization and good standing of CITSF.

     (g) Evidence of filing with the appropriate office in the following jurisdictions of the following UCC-1 financing statements, each listing the
Contracts: (i) UCC-1 financing statement executed by CITSF as debtor, naming the Company as secured party and filed in [New Jersey and Oklahoma] to perfect the sale from CITSF to the Company; (ii) UCC-1 financing statement executed by the Company as debtor, naming the Trustee as secured party and filed in [New Jersey and Oklahoma] to perfect the sale from the Company to the Trustee and (iii) such other filings under the UCC as may be appropriate.

     (h) A blanket assignment of the Contracts for each of the transfers specified in Section 2.02(g).

     (i) An Officers' Certificate listing the Servicer's Servicing Officers.

     (j) An Officers' Certificate stating that the Servicer has reviewed each Contract, Contract File and Land-Home Contract File, and confirming that each Contract and Contract File conforms in all material respects to the List of Contracts, that each Contract File and Land-Home Contract File is complete in all material respects, and that each Manufactured Home securing a Contract is covered by a Hazard Insurance Policy as required by Section 3.02(f).

     (k) Letter[s] from ______________ confirming that the Class __ Certificates have been assigned a rating of "__".

     [(l)  Letters  from  [Rating   Agency]   confirming   that  the  Class  ___
Certificates have been assigned a rating of "___".]

     (m) Evidence of deposit in the Certificate Account of all funds received with respect to the Contracts from the Cutoff Date to the Closing Date, other than amounts due before the Cutoff Date, together with an Officer's Certificate to the effect that such amount is correct.

     (n) Any other documents or certificates that the Trustee may reasonably request.

     SECTION 2.03. Acceptance by Trustee. On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit G hereto acknowledging conveyance of the Contracts, Contract Files and Land-Home Contract Files to the Trustee and declaring that the Trustee, through the Servicer, as custodian, pursuant to Section 4.01 hereof, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders, and shall issue to or upon the order of the Company Certificates representing ownership of a beneficial interest in 100% of the Trust.

     SECTION 2.04. REMIC Designations.

     The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code. The Company hereby designates each of the Class A Certificates [and the Class B Certificates] as a class of "regular interests", and the Class R Certificates as the single class of "residual interests" in the Trust for purposes of the REMIC Provisions.

     SECTION 2.05. REMIC Tax Matters.

     The tax year of the Trust shall be the calendar year, and the Trust shall use the accrual method of reporting income and loss.

     SECTION 2.06. REMIC Certificate Maturity Date.

     Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, and based upon certain assumptions described below, the "latest possible maturity date" of each of the Class A [and Class B] Certificates is no later than __________ __, ____. The foregoing date represents the date by which the Certificates would be reduced to zero as determined under a hypothetical scenario which assumes, among other things, that (i) no scheduled interest and principal payments on the Contracts are received after the respective Due Date, (ii) there are no principal prepayments and (iii) the Company and the Servicer will not exercise its option to purchase the Certificates pursuant to Section 8.03 of this Agreement and thereby cause a termination of the Trust pursuant to Section ______ of this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties Regarding CITSF.

     CITSF represents and warrants that:

     (a) Organization and Good Standing. CITSF is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. CITSF is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of CITSF.

     (b) Authorization; Binding Obligations. CITSF has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of CITSF enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. CITSF is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of CITSF.

     (d) No Violations. The execution, delivery and performance of this Agreement by CITSF will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of CITSF, or constitute a material breach of any mortgage, indenture, contract or other agreement to which CITSF is a party or by which CITSF may be bound.

     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of CITSF threatened, against CITSF or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of CITSF have a material adverse effect on the transactions contemplated by this Agreement.

     SECTION 3.02. Representations and Warranties Regarding Each Contract.

     The Contracts have been sold by CITSF to the Company pursuant to the Sale and Purchase Agreement. In connection with such sale, CITSF made the representations and warranties in Sections 3.02, 3.03 and 3.04 to the Company and assumed the obligations in Section 3.05. As a condition of the purchase by the Company, the Company has required that CITSF make such representations and warranties directly to the Trustee and the Certificateholders so that the Trustee may recover directly against CITSF on such representations and warranties rather than indirectly through claims by the Company against CITSF. Consequently, CITSF represents and warrants to the Trustee and the
Certificateholders as to each Contract as of the Closing Date (except as otherwise expressly stated):

     (a) List of Contracts. The information set forth in the List of Contracts is true and correct as of its date.

     (b) Payments. As of the Cut-off Date, the scheduled payment of principal and interest for its Due Date next preceding the Cut-off Date was made by or on behalf of the obligor (without any advance from CITSF or any Person acting at the request of CITSF) or was not delinquent for more than 60 days.

     (c) No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File or the Land-Home Contract File.

     (d) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

     (e) No Defenses. No right of rescission, setoff, counterclaim or defense, including the defense of usury, has been asserted with respect to the Contract.

     (f) Insurance. The Manufactured Home securing the Contract is or will be covered by a Hazard Insurance Policy in the amount required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

     (g) Origination. The Contract was [either (i) originated by a manufactured housing dealer acting in the ordinary course of its business and was purchased by CITSF or an Originating Institution in the ordinary course of its business,
(ii) originated by an Originating Institution in the ordinary course of its business or (iii)] originated by CITSF in the ordinary course of its business.

     (h) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract to the Company under the Sale and Purchase Agreement, to the Trustee under this Agreement or pursuant to transfers of Certificates, or the ownership of the Contracts by the Trust, unlawful.

     (i) Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Contract have been complied with and such compliance is not affected by the Trust's ownership of the Contracts, and CITSF shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

     (j) Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part.

     (k) Valid Security Interest. The Contract (other than a Land-Home Contract) creates a valid and enforceable perfected first priority security interest in favor of CITSF [(or, if CITSF is not the Contract Originator, such Contract Originator)] in the Manufactured Home covered thereby as security for payment of the Cut-off Date Principal Balance of such Contract[, which security interest has been validly and effectively assigned to CITSF]. CITSF has assigned all of its right, title and interest in such Contract, including the security interest in the Manufactured Home covered thereby, to the Company, and the Company has assigned all of its right, title and interest in such Contract and related Manufactured Home to the Trustee. Subject to the effect of Section 4.02, the Trustee has and will have a valid and perfected and enforceable first priority security interest in such Manufactured Home. The Trustee, pursuant to the sale in Section 2.01, has and will have a valid and perfected ownership interest in such Contract. Each Mortgage is a valid first lien on real property in favor of CITSF [(or, if CITSF is not the Contract Originator, such Contract Originator)] securing the amount owed by the Obligor under the Contract subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Contract obtained by the Originator and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. CITSF has assigned to the Company, and the Company has assigned to the Trustee, all of its right, title and interest in such Mortgage. Subject to the effect of Section 4.02, the Trustee has and will have a valid and perfected and enforceable first priority security interest in such Mortgage. The Trustee, pursuant to the sale in Section 2.01, has and will have a valid and perfected ownership interest in such Mortgage.

     (l) Capacity of Parties. All parties to the Contract had legal capacity to execute the Contract.

     (m) Good Title. CITSF purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. CITSF has not sold, assigned or pledged the Contract to any person other than the Company and prior to the transfer of the Contract by CITSF to the Company and the Company to the Trust, CITSF had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Company. The Company paid fair value to CITSF for the Contract.

     (n) No Defaults. As of the Cut-off Date (or the date of origination, if later), there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). CITSF has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (c) above.

     (o) No Liens. As of the Closing Date there are, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     (p) Equal Installments. The Contract [has a fixed Contract Rate and provides for level monthly payments which fully amortize the loan over its term].

     (q) Enforceability. The Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security, except as enforceability of such provisions may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (r) Loan-to-Value Ratio. At the time of their origination, (i) all [but __%] of the Contracts had Loan-to-Value Ratios not greater than __% and (ii) each of the Contracts had a Loan-to-Value Ratio not greater than 125%.

     (s) Not Real Estate. With respect to each Contract other than a Land-Home Contract, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located or, if such Manufactured Home is considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, no person holds a lien upon the Manufactured Home prior to CITSF's security interest therein because CITSF has failed to take such action to the extent required by applicable law in order to maintain a first priority security interest in such Manufactured Home, including the filing of a "fixture filing" under the provisions of the UCC or a mortgage or deed of trust under the real estate laws of the state in which the Manufactured Home is located.

     (t) Notation of Security Interest. With respect to each Contract other than a Land-Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show [the Contract Originator or] CITSF as the holder of a first priority security interest in such Manufactured Home; if the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show [the Contract Originator or] CITSF as secured party. If the related Manufactured Home secures a Land-Home Contract, such Manufactured Home is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming [the Contract Originator or] CITSF as mortgagee.

     (u) Secondary Mortgage Market Enhancement Act. The related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code,
Section 5402(6). Each Contract was originated by, (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or
(iii) a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

     (v) Qualified Mortgage for REMIC. Each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, and the related Manufactured Home is a "single family residence" within the meaning of Section 25(e)(10) of the Code. Each Manufactured Home (i) has a minimum of 400 square feet of living space,
(ii) has a minimum width in excess of 102 inches and (iii) is of a kind customarily used at a fixed location. As of the Cut-off Date, no Contract was in repossession nor did CITSF consider acceleration and liquidation of any particular Contract to be reasonably foreseeable.

     [(w) FHA/VA Contracts. If the Contract is a FHA/VA Contract, the Contract has been serviced in accordance with the FHA/VA Regulations, the insurance or guarantee of the Contract under FHA/VA Regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.]

     SECTION 3.03. Representations and Warranties Regarding the Contracts in the Aggregate.

     CITSF represents and warrants to the Trustee and the Certificateholders, that:

     (a) Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cut-off Date equal the Cut-off Date Pool Principal Balance.

     (b) Characteristics. The Contracts have the following characteristics as of the Cut-off Date: (i) not more than __% of the Contracts are located in any one state (except Contracts secured by Manufactured Homes located in ___________, which represent ___% of the Cut-off Date Pool Principal Balance); (ii) not more than __% of the Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code; (iii) no Contract has a remaining maturity of less than __ months or more than ___ months; (iv) the final scheduled payment date on the Contract with the latest maturity is in _________, ____; (v) no more than __% of the Cut-off Date Pool Principal Balance is attributable to loans for purchases of used Manufactured Homes; (vi) no Contract was originated before _____ __, 19__; (vii) the Contract Rate on each Contract is not less than ___% and not greater than __%; (viii) the Scheduled Principal Balance of each Contract is not less than $______[; and (ix) not more than __% of the Cut-off Date Pool Principal Balance represents Land-Home Contracts or Land-in-Lieu Contracts].

     (c) Computer Tape. The Computer Tape made available by the Servicer was complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

     (d) Marking Records. By the Closing Date, CITSF has caused the portions of the Electronic Ledger relating to the Contracts constituting part of the Trust to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

     (e) No Adverse Selection. Except for the effect of the representations and warranties made in Section 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Contracts.

     SECTION 3.04. Representations and Warranties Regarding the Contract Files.

     CITSF represents and warrants to the Trustee and the Certificateholders that:

     (a) Possession. Immediately prior to the Closing Date, CITSF will have possession of each original Contract and the related Contract File or Land-Home Contract File, and there are and there will be no custodial agreements in effect materially and adversely affecting the right of CITSF to make, or to cause to be made, any delivery required in connection with the conveyance of the Contracts to the Company.

     (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files or the Land-Home Contract Files to the Company are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.05. Repurchase of Contracts or Substitution of Contracts for Breach of Representations and Warranties.

     (a) Subject to Section 3.05(b), CITSF shall repurchase a Contract, at its Repurchase Price, not later than 85 days after CITSF receives written notice from the Trustee or the Servicer, or not later than 90 days after CITSF otherwise becomes aware, of (i) a breach of any representation or warranty of CITSF set forth in Section 3.02 or 3.03 of this Agreement that materially adversely affects the Trust's interest in such Contract and which breach has not been cured or (ii) the occurrence of a Repurchase Event which has not been cured. CITSF shall effect such repurchase by paying to the Servicer for deposit in the Certificate Account on the Business Day immediately preceding the Remittance Date in the month following the month in which the loan was repurchased the aggregate of the Repurchase Price of all Contracts that are required to be repurchased pursuant to the preceding sentence. With respect to any Contract incorrectly described on the List of Contracts only with respect to remaining unpaid principal balance, which CITSF would otherwise be required to repurchase pursuant to this Section 3.05, CITSF may, in lieu of repurchasing such Contract, deposit in the Certificate Account, not later than one Business Day after the first Determination Date which is more than 90 days after CITSF becomes aware or receives written notice from the Trustee or the Servicer of such incorrect description, cash in an amount sufficient to cure such deficiency or discrepancy. CITSF shall send written notice of any such cash deposit to [Rating Agency] as promptly as possible following such deposit. Notwithstanding any other provision of the Agreement, the obligation of CITSF under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

     Notwithstanding the provisions of the preceding  paragraph,  but subject to
Section 3.05(b), CITSF will not be required to repurchase a Contract (or deposit cash in the Certificate Account as provided in the preceding paragraph) as a result of a breach of a representation or warranty or the occurrence of a Repurchase Event unless the Trustee has received an Opinion of Counsel that such repurchase (or deposit of cash) will not cause the Trust to fail to qualify as a REMIC at any time under the then applicable REMIC Provisions. The Servicer shall attempt to obtain such Opinion of Counsel. CITSF shall, subject to Section 3.05(b), repurchase such Contract (or deposit cash in the Certificate Account as provided in the preceding paragraph) and shall guarantee the payment of any tax imposed under the REMIC Provisions as a result of such repurchase or deposit by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 5.10 hereof are insufficient to pay such tax and all other taxes chargeable under Section 5.10. Pursuant to Section 5.10, the Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(i) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to Class R Certificateholders. The Servicer shall give notice to the Trustee at the time of such repurchase (or deposit) of the amounts due from CITSF pursuant to the guarantee of CITSF and notice as to who should receive such payment.

     The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by CITSF or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of CITSF.

     In the event any tax that is guaranteed by CITSF is refunded to the Trust or otherwise is determined not to be payable, CITSF shall be repaid the amount of such refund or that portion of any guarantee payment made by CITSF that is not applied to the payment of such tax.

     (b) On or prior to the date that is the second anniversary of the Closing Date, CITSF, at its election, may substitute an Eligible Substitute Contract for a Contract that it is obligated to repurchase pursuant to Section 3.05(a) (such Contract being referred to as the "Replaced Contract") upon satisfaction of the following conditions:

          (i) CITSF shall have conveyed to the Trustee the Contract to be substituted for the Replaced Contract and the Contract File related to such Contract and CITSF shall have marked the Electronic Ledger indicating that such Contract constitutes part of the Trust;

          (ii) the Contract to be substituted for the Replaced Contract is an Eligible Substitute Contract and CITSF delivers an Officers' Certificate, substantially in the form of Exhibit I-2 hereto, to the Trustee certifying that such Contract is an Eligible Substitute Contract;

          (iii) CITSF shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by CITSF naming the Trustee as secured party and filed in _______, listing such Contract;

          (iv) CITSF shall have delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such Contract for such Replaced Contract will not cause the Trust to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provision; and

          (v) if the Scheduled Principal Balance of such Replaced Contract is greater than the Scheduled Principal Balance of the Contract being substituted, CITSF shall have deposited in the Certificate Account the amount of such excess and shall have included in the Officers' Certificate required by clause (ii) above a certification that such deposit has been made.

     Upon satisfaction of such conditions, the Trustee shall add such Contract to, and delete such Replaced Contract from, the List of Contracts. Such substitution shall be effected prior to the expiration of the period in which CITSF is otherwise obligated to repurchase such Replaced Contract pursuant to Section 3.05(a). Promptly after any substitution of Contract, CITSF shall give written notice of such substitution to [Rating Agency].

     (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents as are presented to it by CITSF and are reasonably necessary to reconvey the repurchased Contract or Replaced Contract, as the case may be, to CITSF.

                                   ARTICLE IV

          PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

     SECTION 4.01. Custody of Contracts.

     (a) Subject to the terms and conditions of this Section 4.01, the Servicer shall act as custodian of the Contract Files and the Land-Home Contract Files for the benefit of the Certificateholders and the Trustee.

     (b) The Servicer agrees to maintain the related Contract Files at its offices in the State of New Jersey, or at such of its offices of the Servicer in the State of Oklahoma as shall from time to time be identified to the Trustee by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     (c) As custodian, the Servicer shall have and perform the following powers and duties:

          (i) hold the Contract Files and Land-Home Contract Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files and Land-Home Contract Files held by it under this Agreement and certify to the Trustee annually that it continues to maintain possession of such Contract Files and such Land-Home Contract Files;

          (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files and Land-Home Contract Files on the Servicers' premises and the receipting for Contract Files and Land-Home Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files and the Land-Home Contracts Files on behalf of the Certificateholders and the Trustee.

     (d) In performing its duties under this Section 4.01, the Servicer agrees to act with reasonable care, consistent with the same degree of skill and care that it exercises with respect to similar contracts serviced by it for its own account. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expense of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any Certificateholder or the Trustee.

     SECTION 4.02. Filings.

     On or prior to the Closing Date, the Servicer shall cause the UCC-1 financing statements referred to in Section 2.02(g) to be filed. The Servicer shall cause to be filed all necessary continuation statements of the UCC-1 financing statement referred to in Section 2.02(g) on which it is the debtor, and the Company shall cause to be filed all necessary continuation statements of the UCC-1 financing statement referred to in Section 2.02(g) on which it is the debtor. From time to time the Servicer shall, subject to the following sentence, take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Manufactured Homes against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

     The Servicer will maintain the Trustee's perfected first priority security interest in each Manufactured Home and a first lien on each Mortgaged Property so long as the related Contract is the property of the Trust; provided, however, that because of the expense and administrative inconvenience involved, the Servicer will not amend the certificate of title relating to any Manufactured Home to name CITSF as the lienholder where CITSF is not the Contract Originator, the Servicer will not amend any certificate of title to name the Company or the Trustee as the lienholder, and neither the Servicer nor the Company will deliver any certificate of title to the Trustee or note thereon the Trustee's interest; and further provided, however, that because of the expense and administrative inconvenience involved, the Servicer will not record the successive assignments of the first lien on any Mortgaged Property from the related Contract Originator to CITSF, from CITSF to the Company and from the Company to the Trustee.

     Section 4.03. Name Change or Relocation.

     (a) During the term of this Agreement, neither the Company nor CITSF shall change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company or CITSF, the Company or CITSF, as appropriate, shall give written notice thereof to [Rating Agency].

     (b) If any change in the Company's, the Servicer's or CITSF's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Servicer no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes.

     SECTION 4.04. Chief Executive Office.

     During the term of this Agreement, the Company and CITSF will maintain their respective chief executive offices in one of the States of the United States.

     SECTION 4.05. Costs and Expenses.

     The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interest in the Manufactured Homes granted thereby).

                                   ARTICLE V

                             SERVICING OF CONTRACTS

     SECTION 5.01. Responsibility for Contract Administration.

     The Servicer shall manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any reasonable documents or take any action reasonably requested, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. CITSF is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.


     SECTION 5.02. Standard of Care.

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the same degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer for its own account; provided, however, that (i) such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by servicers of manufactured housing installment sales contracts for institutional investors and (ii) notwithstanding the foregoing, the Servicer shall not, other than in connection with a default or an imminent default on a Contract, release or waive the right to collect the unpaid balance on such Contract, unless the Servicer obtains an Opinion of Counsel to the effect that such action will not cause the Trust to fail to qualify as a REMIC under the Code and under the relevant state and local law or result in the imposition of taxes on the Trust under the REMIC Provisions. [The Servicer shall comply with FHA/VA Regulations in servicing any FHA/VA Contracts (and will pay any required premiums) so that the related insurance of the Federal Housing Administration or partial guarantee of the Veterans Administration remains in full force and effect, except for good faith disputes relating to FHA/VA Regulations that will not cause the termination or reduction of such insurance or guarantee.]

     SECTION 5.03. Records.

     The Servicer shall during the period it is Servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Contract.

     SECTION 5.04. Inspection; Computer Tape.

     (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section 5.04 will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee or its authorized agents may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Contract in this Agreement.

     (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Certificateholders.

     SECTION 5.05. Certificate Account.

     (a) On or before the Closing Date, the Trustee shall establish the Certificate Account on behalf of the Trust with an Eligible Institution. The Certificate Account shall be entitled "_________________________ as trustee for the benefit of Holders of Manufactured Housing Contract Pass-Through Certificates, Series _____ (The CIT Group/Sales Financing, Inc., Servicer)." The Servicer shall, subject to the second following sentence, deposit in the Certificate Account, no later than two Business Days after the Closing Date, any amounts representing (i) scheduled payments of principal and interest due on Precomputed Contracts on or after the Cut-off Date (but not including payments received after the Cut-off Date but due before the Cut-off Date) regardless of when the Servicer received such payments and (ii) payments received on the simple interest Contracts on or after the Cut-off Date, regardless of when due. The Servicer shall, subject to the following sentence, pay into the Certificate Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Servicer, all amounts received in respect of the Contracts (other than in respect of principal of and interest on the Precomputed Contracts due before the Cut-off Date), including all loan payments from Obligors, Liquidation Proceeds (net of Liquidation Expenses) and any Repurchase Price (or cash deposit) paid pursuant to Section 3.05. Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, CITSF shall remain the Servicer hereunder, if (i) The CIT Group Holdings, Inc. shall have and maintain a short-term debt rating of at least __ by [Rating Agency] and (ii) the Trustee shall have received an Opinion of Counsel that any action taken pursuant to this sentence shall not adversely affect the status of the Trust as a REMIC or result in the imposition of a tax upon the Trust, the Servicer may make the deposits to the Certificate Account specified in the two preceding sentences on a monthly basis, but not later than the Business Day immediately preceding the Remittance Date following the last day of the Due Period within which such payments were processed by the Servicer, in an amount equal to the net amount of such deposits and payments which would have been made to the Certificate Account during such Due Period but for the provisions of this paragraph. All amounts paid into the Certificate Account under this Agreement shall be held in trust for the Certificateholders until payment of any such amounts is authorized under this Agreement.

     (b) The Eligible Institution maintaining the Certificate Account shall, in the name of the Trustee, as trustee, invest the amounts in the Certificate Account solely in Eligible Investments that mature not later than one Business Day prior to the next succeeding Remittance Date, in accordance with instructions provided to the Trustee by the Servicer in writing. Once such funds are invested, such Eligible Institution shall not change the investment of such funds. All net income and gain from such investments shall be deposited in the Certificate Account. All income and gain realized from any such investments shall be for the benefit of the Servicer and may be withdrawn by the Servicer on each Remittance Date pursuant to subsection 8.02(g). An amount equal to any net loss on such investments shall be deposited in the Certificate Account by the [Servicer/ Class R Certificateholders] out of its own funds, without right to reimbursement, immediately as realized. "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are non-callable;

          (ii) [A] demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated [P-1 by Moody's/A-1 or higher by Standard & Poor's] [and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation];

          (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is rated at least [P-1 from Moody's/A-1 from Standard & Poor's];

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least [Aa from Moody's/AA from Standard & Poor's] at the time of such investment;

          (v) commercial paper having a rating of at least [P-1 from Moody's/A-1 from Standard & Poor's] at the time of such investment; and

          (vi) [shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's or money market funds rated AAAm or AAAm-G by Standard & Poor's.]

     The Trustee may trade with itself or with an Affiliate on an arm's length basis in the purchase or sale of such Eligible Investments.

     SECTION 5.06. Enforcement.

     (a) The Servicer will, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on the Contracts and Liquidation Proceeds in respect of Defaulted Contracts.

     (b) The Servicer may sue to enforce or collect upon Contracts, including foreclosure of any security interest or Mortgaged Property, in its own name, if possible, or as agent for the Trustee. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders.

     (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home to the person against whom recourse exists at the price set forth in the document creating the recourse.

     (d) Prior to a Service Transfer the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Certificate Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

     (e) Prior to a Service Transfer, the Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Obligor on any contract an extension of payments due under such Contract, provided that such extension does not result in any payments coming due on or after __________ __, ____, and provided further that Obligors may not be solicited for extensions and no more than one extension of payments under a Contract may be granted in any twelve-month period.

     (f) The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer upon the conveyance of the related Manufactured Home, the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith and deliver such assumption agreement to the Trustee for addition to the related Contract File or Land-Home Contract File.

     (g) In the event that applicable state law requires that the sale of any Mortgaged Property to which the Trustee has acquired title, through foreclosure or otherwise, be conducted through a licensed real estate broker, the Servicer shall retain such broker, and the fees payable to such broker in connection with any such sale shall constitute Liquidation Expenses.

     SECTION 5.07. Trustee to Cooperate.

     Upon payment in full on any Contract, the Servicer will notify the Trustee by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Manufactured Home related thereto. The Servicer shall determine when a Contract has been paid in full. To the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

     SECTION 5.08. Costs and Expenses.

     All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of Defaulted Contracts and repossessions of Manufactured Homes securing such Contracts), shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Defaulted Contract for customary Liquidation Expenses incurred by it directly in connection with realizing upon the related Manufactured Home. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall pay any such delinquent tax or charge and be reimbursed by the related Obligor or from Liquidation Proceeds in respect of such Contract.

     SECTION 5.09. Maintenance of Insurance.

     (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained with respect to each Contract and each Manufactured Home that has been repossessed in connection with a Defaulted Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the related Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. When a Manufactured Home's location was, at the time of origination of the related Contract, and continues to be, within a federally designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract.

     (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 5.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein. The Servicer shall not, however, be required to deposit any deductible amount with respect to (a) claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section 5.09, or (b) claims under any blanket insurance policy. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

     (c) The Servicer shall keep in force  throughout the term of this Agreement
(i) at such time as the long-term debt of its parent is rated less than [A by Standard & Poor's], a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and
(ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of manufactured housing installment sales contracts and installment loan agreements having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

     SECTION 5.10. REMIC Compliance.

     The parties intend that the Trust formed hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall, to the extent permitted by applicable law, act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust and that in such capacity it shall: (a) cause to be prepared by a nationally recognized firm of public accountants designated by the Company and filed, all required federal tax returns for the Trust including, but not limited to, Form 1066 (which must be signed by the Trustee) and Schedule Q, using a calendar year as the taxable year for the Trust when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) cause an election to be made, on behalf of the Trust, to be treated as a REMIC on the federal information tax return of the Trust for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the REMIC Provisions; (d) conduct the affairs of the Trust at all times that any Class A [or Class B] Certificate is outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; and (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust. The Servicer covenants and agrees that it shall, to the extent permitted by law, act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the Trust and in such capacity it shall: (a) pay the amount of any federal income tax (to the extent that funds distributable to the Class R Certificateholders are not available), including prohibited transaction penalty taxes (exclusive of any such tax charged to CITSF (if CITSF is not the Servicer) pursuant to Section 3.05), imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (b) conduct the affairs of the Trust at all times that any Class A [or Class B] Certificate is outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; and (c) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust.

     In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code or on "contributions after startup date" as defined in Section 860G(d) of the Code, such tax shall be charged against amounts otherwise distributable to the holders of the Class R Certificates in accordance with their Percentage Interests to the extent hereinafter provided. Notwithstanding anything to the contrary contained herein, the Servicer shall retain from amounts otherwise distributable to the holders of the Class R Certificates on any Remittance Date sufficient funds for the payment of such tax, including without limitation any tax payable pursuant to Section 3.05, and shall pay such amount to the Trustee or, if the Servicer (other than as a Class R Certificateholder) has paid such tax, reimburse the Servicer therefor (to the extent that the Servicer has not been previously reimbursed or indemnified therefor). The Servicer agrees first to seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the holders of the Class R Certificates.

     In the event that any Manufactured Home is acquired in a repossession, foreclosure or other realization procedure (an "REO Property"), the Servicer shall sell such REO Property within two years of its acquisition by the Trust, unless, at the request of the Servicer, the Trustee seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust of such REO Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property such that it will qualify as "foreclosure property" within the meaning of Section 860G(a)(8) and will not result in the receipt by the REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) or the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as it is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.

     The Servicer shall deposit all Liquidation Proceeds (net of Liquidation Expenses) in the Certificate Account in accordance with Section 5.05(a). The Servicer shall include with its Monthly Report to the Trustee a separate report specifying, with respect to each Contract that becomes a Liquidated Contract during the prior Due Period, the unpaid principal balance and the Liquidation Proceeds (net of Liquidation Expenses) for such Contract.

     SECTION 5.11. Repossession.

     Notwithstanding the standard of care specified in Section 5.02, the Servicer shall commence procedures for the repossession of any Manufactured Home or the foreclosure upon any Mortgaged Property or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Liquidation Proceeds with respect to the Contract secured by such Manufactured Home, subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract, provided that if the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the last proviso in the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Land-Home Contract File with respect to the related Contract. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee.

     SECTION 5.12. Retitling.

     (a) If, at any time, a Service Transfer has occurred and CITSF is no longer the Servicer, and the new Servicer is unable to foreclose upon a Manufactured Home because the title document for such Manufactured Home does not show such Servicer or the Trustee as the holder of the first priority security interest in the Manufactured Home, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Trustee as the secured party.

     (b) In order to facilitate the Servicer's actions, as described in subsection (a) of this Section 5.12, CITSF will provide the Servicer with any necessary power of attorney permitting it to retitle the Manufactured Home.

     (c) If the Servicer is still unable to retitle the Manufactured Home, CITSF will take all actions necessary to act with the Servicer to foreclose upon the Manufactured Home, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Manufactured Home that constitutes a fixture under the laws of the jurisdiction in which it is located and all actions necessary to perfect the security interest in any Manufactured Home that is considered or classified as part of the real estate on which it is located under the laws of the jurisdictions in which it is located.

                                  ARTICLE VI

                                    REPORTS

     SECTION 6.01. Monthly Reports to the Trustee.

     On the third Business Day next preceding each Remittance Date, the Servicer shall furnish a report (the "Monthly Report") to the Trustee, any Paying Agent and (if CITSF is not the Servicer) CITSF. The determination by the Servicer of the amount of the distributions to be made to the Class A[, the Class B] and the Class R Certificateholders shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder, and the Trustee shall be protected in relying upon the same without any independent check or verification.

     SECTION 6.02. Certificate of Servicing Officer.-

     Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit H, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03. Other Data.

     In addition, the Servicer shall, on request of the Trustee, furnish the Trustee such underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

     SECTION 6.04. Annual Report of Accountants.

     On or before  __________ __ of each year,  commencing  __________ __, ____, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of manufactured housing conditional sales contracts under pooling and servicing agreements similar to and including this Agreement one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exception or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report. Copies of the annual statement of accountants shall also be provided to [Rating Agency].

     SECTION 6.05. Statements to Certificateholders.

     Concurrently with each distribution charged to the Certificate Account, the Trustee, so long as it has received the Monthly Report from the Servicer, shall forward or cause to be forwarded by mail to each Certificateholder, the Monthly Report in the form attached as Exhibit L hereto.

     The Trustee and the Servicer shall inform any Certificateholder inquiring by telephone of the information contained in the most recent Monthly Report.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

     Copies of all reports provided to the Trustee for the Certificateholders shall also be provided to [Rating Agency].

                                   ARTICLE VII

                                SERVICE TRANSFER

     SECTION 7.01. Event of Termination.

     "Event of Termination" means the occurrence of any of the following:

     (a) Any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware that such deposit was required;

     (b) Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement, which failure continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Company or to the Servicer and the Trustee by Holders of Class A Certificates [and Class B Certificates] evidencing, as to such Class, Percentage Interests aggregating not less than 25%;

     (c) Any assignment by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

     (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

     (e) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

     (f) The failure of the Servicer to be an Eligible Servicer.

     SECTION 7.02. Transfer.

     If an Event of Termination has occurred and is continuing, the Trustee may [or at the written direction of Certificateholders with aggregate Percentage Interests representing ___% or more of the Trust shall], unless prohibited by applicable law, terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files, the Land-Home Contract Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record of each Manufactured Home), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of CITSF and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record in respect of each Manufactured Home. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement, at the time of the termination of its activities as Servicer. The Servicer shall transfer to the new Servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new Servicer may reasonably request and (ii) the Contracts, the Contract Files and any Land-Home Contract Files in the Servicer's possession.

     SECTION 7.03. Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of CITSF pursuant to Section 3.05 and (ii) the Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by CITSF of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Trustee shall, except as provided in Section 7.02 and in this

Section 7.03, be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such compensation shall, without the written consent of 100% of the Certificateholders, be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04. Notification to Certificateholders and to Rating Agency.

     (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, Certificateholders at their respective addresses appearing on the Certificate Register and to [Rating Agency].

     (b) Within 10 days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Certificateholders at their respective addresses appearing on the Certificate Register.

     (c) The Trustee shall give written notice to [Rating Agency] at least 30 days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such Successor Servicer.

     SECTION 7.05. Effect of Transfer.

     (a) After the Service Transfer, the Trustee or new Servicer may notify the Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

     (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer shall remain liable for any liability of the replaced Servicer hereunder that was already accrued at the time of the Service Transfer and except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

     (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities and other agreements of the Servicer and CITSF pursuant to Article X and Sections 3.05,
11.05 and 11.10(f)) other than those relating to the management, administration, servicing or collection of the Contracts.

     SECTION 7.06. Transfer of Certificate Account.

     Notwithstanding the provisions of Section 7.02, if the Certificate Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, promptly after receipt of a notice of termination, if any, pursuant to Section 7.02, establish, or cooperate with the Trustee to establish, a new account or accounts in trust for the Certificateholders conforming with the requirements of this Agreement at the trust department of the Trustee or with an Eligible Institution other than the Servicer and promptly transfer, or cooperate with the Trustee to transfer, all funds in the Certificate Account to such new account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                                  ARTICLE VIII

                       DISTRIBUTIONS AND WITHDRAWALS FROM
                              CERTIFICATE ACCOUNT

     SECTION 8.01. Monthly Distributions.

     (a) Distributions on the Certificates shall be made from funds in the Certificate Account (but only to the extent of the Amount Available for the related Remittance Date). Each Certificateholder as of a Record Date shall be paid on the next succeeding Remittance Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if a Class A Certificateholder holds Class A Certificates with an aggregate Percentage Interest of Class A Certificates of at least 5%[, a Class B Certificateholder holds Class B Certificates with an aggregate Percentage Interest as to the Class B Certificates of at least 20%] or a Class R Certificateholder holds Class R Certificates with an aggregate Percentage Interest as to the Class R Certificates of at least 20%, and if such Certificateholder so requests, by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least 10 days prior to such Remittance Date, which instructions, until revised, shall remain operative for all Remittance Dates thereafter), such Certificateholder's Percentage Interest of the amount to be distributed to the Class A[, the Class B] or the Class R Certificateholders, as the case may be. Final payment on any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Paying Agent.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book Entry Certificates. Neither the Trustee, the Certificate Registrar, the Seller nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Class A [and Class B] Certificates as set forth in Exhibit[s] A [and B] hereto.

     (c) On each Remittance Date, the Amount Available in the Certificate Account will be distributed to Certificateholders in the amounts and in the priorities set forth below:

          [(i) the Class A Interest Distribution Amount to the Class A Certificateholders;

          (ii) [the Class B Interest Distribution Amount to the Class B Certificateholders;

          (iii) prior to the Cross-over Date, after payment of the amounts specified in clauses (i) and (ii) above, the Formula Principal Distribution Amount to the Class A Certificateholders, provided, however, that the aggregate of all amounts distributed on all Remittance Dates pursuant to this clause (iii) shall not exceed the sum of the Original Class A Principal Balance;

          (iv) after  payment of the  amounts  specified  in clauses (i) through
     (iii) above, on and after the Cross-over Date, the Formula Principal Distribution Amount, and, prior to the Cross-over Date, the Class B Principal Loss Liquidation Amount to the Class B Certificateholders, provided that the aggregate of all amounts distributed under this subclause
     (iv) shall not exceed the Original Class B Principal Balance; and

          (v)]   the   Class   R   Distribution    Amount   to   the   Class   R
     Certificateholders.]

     (d) Notwithstanding the preceding paragraph, amounts otherwise distributable to a Certificateholder pursuant to such paragraph which are required to be withheld and remitted to a taxing authority shall be withheld and remitted to such taxing authority, and such amounts shall be treated as actually distributed to such Certificateholder for all purposes of this Agreement.

     (e) The Trustee shall appoint an Eligible Institution to be the paying agent (the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Trustee initially appoints [itself],
with its office at                    , as such Paying Agent.  The Trustee shall
require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by it for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the Payment of amounts due on the Certificates. In respect of each Remittance Date, the Trustee shall withdraw from the Certificate Account (to the extent of the related Amount Available) in accordance with this Agreement and deposit in an account established by the Paying Agent for the purpose of this Section funds sufficient to make the distribution to Certificateholders pursuant to this Section. Such funds shall be available to the Paying Agent by ____ A.M. on each Remittance Date.

     SECTION 8.02. Permitted Withdrawals from the Certificate Account.

     The Trustee may, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to
Section 5.05 that are attributable to the Contracts for the following purposes:

          (a) to make payments to Certificateholders in the amounts and in the manner provided for in Section 8.01;

          (b) to pay to CITSF with respect to each Contract or property acquired in respect thereof that has been purchased pursuant to Section 3.05, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

          (c) to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

          (d) to reimburse the Servicer for the payment of taxes as permitted by
     Section 5.10;

          (e) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein;

          (f) to pay to the Servicer the Servicing Fee for such Remittance Date and the Servicing Fee from any prior Remittance Date previously unpaid; and

          (g) to pay to the Servicer net investment earnings due to the Servicer pursuant to Section 5.05(b).

     Since, in connection with withdrawals pursuant to clause (b) of the preceding paragraph, CITSF's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clause.

     SECTION 8.03. Repurchase Option.

     (a) The Trust created hereby and the respective obligations and responsibilities of the Company, the Servicer and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders as set forth below) shall terminate upon the earlier of (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Contract remaining in the Trust or the termination of the Trust pursuant to Section 12.03, or (ii) the purchase by the Company or the

Servicer pursuant to the following sentence. The Company or the Servicer, at their respective options and subject to Subsection 8.03(b), may purchase all of the Contracts and all property acquired in respect of any Contract remaining in the Trust at any time at which the Pool Scheduled Principal Balance is less than __% of the Cut-off Date Pool Principal Balance at a price equal to the greatest of (A) the sum of (1) 100% of the principal balance of each Contract (other than any Contract as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (2) below), plus (2) the fair market value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 12.03), (B) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all of the assets of the Trust, and (C) the remaining Pool Scheduled Principal Balance as of the close of business on such third Business Day, plus, in each case, any Unpaid Class A Interest Shortfall [and any Unpaid Class B Interest Shortfall] as well as one month's interest at the applicable Contract Rate on the Scheduled
Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed).

     (b) The Servicer or the Company shall not exercise the purchase option in the last sentence of paragraph (a) above unless it shall have delivered to the Trustee an Opinion of Counsel in form and substance satisfactory to the Trustee to the effect that payment of the purchase price to the Certificateholders will not constitute a voidable preference or a fraudulent transfer under the United States Bankruptcy Code.

     (c) In the case of any purchase by the Company pursuant to the last sentence of paragraph (a) above, the Servicer shall cooperate fully with the Company in effecting such purchase and the transfer of the Contracts and related Contract Files or Land-Home Contract Files and records to the Contracts. In addition, the Servicer shall provide to the Trustee the certification required by Section 5.07 and the Trustee shall, promptly following payment of the purchase price release to the Company or the Servicer the Contract Files or Land-Home Contract Files pertaining to the Contracts being purchases.

     [SECTION 8.04. Credit Enhancement for [Class A] [Class B] Certificates. [Text to be provided.]]

                                   ARTICLE IX

                                THE CERTIFICATES

     SECTION 9.01. The Certificates.

     The Class A[, the Class B] and the Class R Certificates shall be substantially in the forms set forth in Exhibits A[, B] and C, respectively, and shall, on original issue, be executed by manual or facsimile signature of the Company by any one of its President, Vice Presidents, Secretary, Treasurer or other authorized officers and authenticated by the Trustee to or upon the order of the Company upon receipt. The Class A Certificates shall be evidenced by one or more Class A Certificates representing $___________ initial aggregate principal balance, beneficial ownership of such Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof. [The Class B Certificates shall be evidenced by [(i)] one or more Class B Certificates representing $____________ initial aggregate principal balance, beneficial ownership of such Certificate to be held through one or more [Book-Entry] Certificates in minimum dollar denominations of $1,000/_________ and integral dollar multiples of $1,000 in excess thereof [and (ii) a single certificate representing $__________ in initial principal balance].] The Class R Certificates shall be issuable in Percentage Interests.

     The Certificates shall be authenticated by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates bearing the signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been authenticated by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except for those Certificates authenticated on the Closing Date, which shall be dated the Closing Date.

     SECTION 9.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.02 a "Certificate Register" in which Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. Promptly after the Closing Date the Trustee will give the Servicer, in writing, the names of all [Class B and] Class R Certificateholders and the Trustee will give the Servicer, prompt written notice of any change in the [Class B and] Class R Certificateholders. The Trustee will give prompt written notice to Certificateholders and the Servicer of any change in the Certificate Registrar.

     (b) No transfer of any [Class B or] Class R Certificate or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification. Until such time as the [Class B and] Class R Certificates shall be registered pursuant to a registration statement filed under the Securities Act, the [Class B and] Class R Certificates shall bear a legend to the effect set forth in the preceding sentence.

     In the event that (i) registration of a transfer of a [Class B or] Class R Certificate is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, (ii) the transferor delivers an officer's certificate substantially in the form of Exhibit K-1 to each of the Contract Seller and the Trustee, and (iii) the transferee delivers an officer's certificate in the form of Exhibit K-2 to the Contract Seller and the Trustee, the Trustee shall register such transfer.

     In the event that registration of a transfer of a [Class B or] Class R Certificate is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule
144A) and applicable state securities laws in order to assure compliance with the Securities Act, the transferor or the transferee shall, as a condition to the registration of such transfer, deliver to the Trustee and the Seller either
(i) an investment letter from the transferee for such Certificate, in the form of Exhibit J and which is addressed to the Contract Seller, the Servicer and the Trustee or (ii) an Opinion of Counsel (which may be internal counsel) that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof).

     The Holder of a [Class B or] Class R Certificate desiring to effect a transfer of such Certificate shall, and does hereby agree to, indemnify the Trustee, the Company and the Servicer against any liability that may result if such transfer is not so exempt or is not made in accordance with such federal and state laws.

     Neither the Seller nor the Trustee is obligated to register the [Class B or] Class R Certificates under the Securities Act or under any state securities laws.

     Prospective transferor of [Class B or] Class R Certificates, and prospective transferees of [Class B or] Class R Certificates that are Qualified Institutional Buyers buying Certificates in reliance upon Rule 144A, may request from the Servicer information regarding the Trust and the Trust Assets. Within 5 Business Days of any such request, the Servicer shall deliver to any such prospective transferor or transferee (i) a copy of each Monthly Report delivered to Certificateholders since the first Remittance Date pursuant to Section 6.05,

(ii) information relating to the Seller, the Servicer, the Contracts and this Agreement substantially in the form of [private placement memorandum relating to the Class B Certificates] [Prospectus and Prospectus Supplement relating to the Certificates], dated __________ __, ____ and (iii) such other information as may be required to comply with Rule 144A and any interpretation thereof. The Contract Seller authorizes the Servicer to so deliver such monthly statements.

     (c) [Reserved.]

     (d) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Servicer of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be Transferred without the express written consent of the Servicer, and the Trustee shall not register the Transfer of any Class R Certificate without such consent with respect to any proposed Transfer. In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Servicer shall, as a condition to such consent, require delivery to it, form and substance satisfactory to it, and the proposed Transferee shall deliver to the Servicer, the following:

               (A) an affidavit (a "Transfer Affidavit") of the proposed Transferee, in the form attached as Exhibit M hereto, that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and that the proposed Transferee is not acquiring its Ownership Interest in the Class R Certificate as a nominee, trustee or agent for, or for the benefit of, any Person who is not a Permitted Transferee; and

               (B) an express agreement by the proposed Transferee to be bound by and to abide by the provisions of this Section and the restrictions noted on the face of the Class R Certificates.

          (iii) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Servicer has actual knowledge that the Transfer Affidavit is false, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership
     Interest in a Class R Certificate and (B) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Transfer Affidavit is false.

          (v) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section, then, upon discovery by or due notification of the Trustee that the registration of Transfer of such Class R Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered with the express prior written consent of the Servicer. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (vi) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section, then the Servicer shall have the right without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions (which may include commissions payable to the Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Servicer to the last preceding Permitted Transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section or any other provision of this Agreement, the Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Servicer, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

     Upon notice to the Servicer that any legal or beneficial interest in any portion of a Class R Certificate has been transferred, either directly or indirectly to any person that is not a Permitted Transferee or an agent (including a broker, nominee, or middleman) of such Transferee in contravention of the foregoing restrictions, the Servicer agrees to furnish to the Internal Revenue Service and to the transferor of such Class R Certificate or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code or any regulations or administrative pronouncements thereunder, including but not limited to the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Servicer, the Servicer may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; however, the Servicer shall in no event be excused from furnishing such information to the Internal Revenue Service. The foregoing restrictions on transfer contained in this Section 9.02(d) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Company and the Servicer, in form and substance satisfactory to the Servicer, an Opinion of Counsel that eliminating such restrictions will not cause the Trust to fail to qualify as a REMIC at any time while the Certificates are outstanding.

     (e) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class of authorized denominations of the same aggregate denomination, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver, and the Trustee shall authenticate, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

     (f) Except as provided in paragraph (e) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Class A [and Class B] Certificates may not be transferred by the Trustee except to another Depository;
(ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Class A [and Class B] Certificates; (iii) ownership and transfers of registration of the Class A [and Class B] Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Class A [and Class B] Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository

Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificates Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (g) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, or (y) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Class A Certificates [or Class B] Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A Certificates [or Class B Certificates] by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (h) On or prior to the Closing Date, there shall be delivered to the Depository one Class A Certificate [and one Class B Certificate], each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class A Principal Balance, [and the Original Class B Principal Balance, respectively]. If, however, the aggregate principal amount of [a Class of] Class A Certificates [or the Class B Certificates] exceeds $_______________, one Class A Certificate [and/or one Class B Certificate] will be issued with respect to each $_______________________ of principal amount and an additional Certificate [of such Class or Classes] will be issued with respect to any remaining principal amount. Each such Class A [or Class B] Certificate registered in the name of the Depository's nominee shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

     SECTION 9.03. No Charge; Disposition of Void Certificates.

     No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate, and the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of [the same Class and] same denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest evidenced thereby, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

     SECTION 9.05. Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Company, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Company, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Company, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 9.06. Access to List of Certificateholders' Names and Addresses.

     The Certificate Registrar will furnish to the Trustee, the Servicer and the Company within five Business Days after receipt by the Certificate Registrar of a request therefor from the Trustee, the Servicer or the Company, in writing, a list, in such form as the Trustee, the Servicer or the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing, as to any Class, Percentage Interests aggregating 25% or more (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Company, the Servicer, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 9.07. Authenticating Agents.

     The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of the Certificates. For all purposes of this Agreement, the authentication of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Certificates "by the Trustee."

                                   ARTICLE X

                                  INDEMNITIES

     SECTION 10.01. Liabilities to Obligors.

     No liability to any Obligor under any of the Contracts arising out of any act or omission to act of the Servicer in servicing the Contracts prior to the Closing Date is intended to be assumed by the Company, the Trust or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Company, the Trust and the Certificateholders expressly disclaim such assumption.

     SECTION 10.02. Tax Indemnification.

     CITSF agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee, the Certificateholders and the Company from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

     SECTION 10.03. Servicer's Indemnities.

     The Servicer shall defend and indemnify the Company, the Trust, the Trustee and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any negligent or wrongful action taken or failed to be taken by the Servicer with respect to any Contract. This indemnity shall survive any Service Transfer (but a Servicer's obligations under this Section 10.03 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by CITSF of, any such Contract.

     SECTION 10.04. Operation of Indemnities.

     Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If CITSF or the Servicer has made any indemnity payments to the Trustee, the Company or the Certificateholders pursuant to this Article and if either the Trustee, the Company or the Certificateholders thereafter collects any of such amounts from others, the Trustee, the Company or the Trust will repay such amounts collected to CITSF or the Servicer, as the case may be, without interest.

                                   ARTICLE XI

                                  THE TRUSTEE

     SECTION 11.01. Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

     Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     (a) Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     (b) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Class A Certificates [or Class B Certificates] evidencing Percentage Interests aggregating 25% or more relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and


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     (d) The Trustee shall not be charged with  knowledge of any event  referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Holders of Certificates evidencing[, as to any Class,] Percentage Interests aggregating 25% or more.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of CITSF, the Company or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     SECTION 11.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 11.01:

     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) The Trustee may consult with counsel and any opinion of any counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

     (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;


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     (d) Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any
resolution,   certificate,   statement,  instrument,  opinion,  report,  notice,
request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders with aggregate Percentage Interests representing 25% or more the Trust; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

     (e) The Trustee may execute any of the trusts or powers hereunder or perform by duties hereunder either directly or by or through agents or attorneys and shall not be liable for any acts or omissions of such agents or attorneys if appointed by its with due care hereunder.

     SECTION 11.03. Trustee Not Liable for Certificates or Contracts.

     The Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Certificates (other than the Trustee's authentication thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than its authentication or execution thereof) or of any Contract, Contract File or related document. The Trustee shall not be accountable for the use or application by the Servicer or CITSF of funds paid to CITSF in consideration of conveyance of the Contracts to the Company by CITSF or deposited in or withdrawn from the Certificate Account by the Servicer.

     SECTION 11.04. Rights of Certificateholders to Direct Trustee and to Waive-Events of Termination.

     Holders of Class A Certificates [and Holders of Class B Certificates] evidencing[, as to each such Class,] Percentage Interests aggregating 25% or more shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction of the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not


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

inconsistent with such direction by the Certificateholders; and provided further that the Trustee shall instead follow the directions of the Holders of Class A Certificates [and Holders of Class B Certificates] evidencing[, as to each such Class,] Percentage Interests aggregating 51% or more whenever it receives conflicting directions from Class A Certificateholders and Class B Certificateholders. Holders of Class A Certificates [and Holders of Class B Certificates] evidencing[, as to each such Class,] Percentage Interests aggregating 51% or more may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.07 cannot be modified or amended without the consent of all Class A Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon. [Following the Cross-over Date, if all distributions payable to the Class A Certificateholders have either been made or provided for in accordance with this Agreement, then to the Holders of Class B Certificates may exercise the rights given to the Class R Certificateholders under this Section.]

     SECTION 11.05. Servicer to Pay Trustee's Fees and Expenses.

     The Servicer agrees:

          (a) that the Servicer shall pay to the Trustee reasonable compensation on each Remittance Date for all services rendered by its hereunder (which compensation is set forth in a letter agreement between the Servicer and the Trustee dated the Closing Date and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, that the Servicer shall reimburse the Trustee on each Remittance Date, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of it agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.


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     The covenants in this Section 11.05 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

     SECTION 11.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and, approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000 provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trustee Indenture Act of 1939, as amended and the Trustee shall be subject to supervision and examination by a federal or state authority having jurisdiction over depositary institutions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

     SECTION 11.07. Resignation or Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Company and [Rating Agency]. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Company and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If, at any time, the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustees shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee. If the Company shall have removed the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one


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

copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. Upon appointment of any successor Trustee, the Trustee being replaced shall change the name of the Certificate Account to the name of such successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08.

     SECTION 11.08. Successor Trustee.

     Any successor Trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Servicer, the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. [The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Contracts, Contract Files and Land-Home Contract Files and any related documents and statements held by it hereunder.] The Servicer, the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor  Trustee shall accept  appointment as provided in this Section
11.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.06.

     Upon  acceptance of appointment by a successor  Trustee as provided in this
Section 11.08, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to each Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 11.09. Merger or Consolidation of Trustee.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trustee business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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

     SECTION 11.10. Obligor Claims.

     In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. ss. 433) as amended from time to time:

          (a) The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of Manufactured Homes, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity.

          (b) The Trustee shall not be personally liable for or obligated to pay Obligors, any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions.

          (c) The Trustee will pay, solely from available Trust money, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially-approved settlement agreements, resulting from such legal actions.

          (d) The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders.

          (e) The Trustee will cooperate with and assist Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom.

          (f) CITSF hereby agrees to indemnify, hold harmless and defend the Company, the Trustee and Certificateholders from and against any and all liability, loss, costs and expenses of the Company, the Trustee and Certificateholders resulting from any affirmative claims for recovery asserted or collected by Obligors under the Contracts. Notwithstanding any other provision of this Agreement, the obligation of CITSF under this
     Section  11.10(f) shall not terminate upon a Service  Transfer  pursuant to
     Article VII; provided, however, that CITSF is not obligated under this Section on account of any claims arising due to the actions of any successor Servicer.


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

     SECTION 11.11. Separate Trustees and Co-Trustees.

     The Company shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of conforming to any legal requirement, restriction or condition (i) with respect to the holding of the Contracts, the Contract Files and the Land-Home Contract Files or (ii) with respect to the enforcement of a Contract in any state in which a Manufactured Home is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all Certificateholders and shall, subject to the provisions of the following paragraph, have such power, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

     Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (b) all other rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent also imposed upon such separate trustees, co-trustees or custodians, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including holding of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee, or custodian;

          (c) no separate trustee, co-trustee or custodian hereunder shall be personally liable by reason of any act or omission or any other separate trustee, co-trustee or custodian hereunder; and

          (d) the Company may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it.

     If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. The reasonable fees and expenses of any such separate trustee, co-trustee or custodian shall be treated as additional fees and expenses of the Trustee subject to Section 11.05 and payable by the Servicer if


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

and only to the extent the Servicer shall have consented in writing to his or its appointment, which consent shall not be unnecessarily withheld.

     SECTION 11.12. Trustee May Own Certificates.

     The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

     SECTION 11.13. Agents of Trustee.

     To the extent not prohibited by law and not inconsistent with the terms of this Agreement (including, without limitation, Section 11.11), the Trustee may, with the prior consent of the Company, appoint one or more agents to carry out ministerial matters on behalf of the Trustee under this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.01. Servicer Not To Resign.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.03.

     SECTION 12.02. Maintenance of Officer or Agency.

     The Trustee will maintain an office in ______________. Such offices are currently located at the addresses set forth in Section 12.09. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 12.03. Termination.

     (a) Subject to the other provisions of this Section, the respective obligations and responsibilities of the Company, the Servicer and the Trustee
created  hereby  (other  than the  obligation  of the  Trustee  to make  certain payments after the Final Remittance Date to Certificateholders and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Remittance Date pursuant to this Section 12.03 following the earlier of: (i) the purchase by the Company or the Servicer on any Remittance Date of all Contracts and all property acquired in respect of any Contract remaining in the Trust pursuant to Section 8.03 or (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) Notice of any termination, specifying the Final Remittance Date (which shall be a date that would otherwise be a Remittance Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer (if the Company or the Servicer is exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed out not earlier than the 15th day and not later than the 25th day of the month (or, in the case of final payment of liquidation of the last contract remaining in the Trust, as promptly as practicable after receipt of such final payment or liquidation) next preceding the month of such final distribution specifying (i) the Final Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee herein specified. [Such notice shall provide that, in addition to any other office or agency of the Trustee designated therein, the presentation and surrender of Certificates as aforesaid may occur at an office or agency of the Trustee in New York City specified therein.] If the Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee, the Certificate Registrar and to [Rating Agency] at the time such notice is given to Certificateholders. In the event such notice is given by the Servicer, the Company or the Servicer shall deposit in the Certificate Account on or before the Final Remittance Date in immediately available funds an amount equal to the purchase price for the assets of the Trust computed as above provided.

     (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Remittance Date in proportion to their respective Percentage Interests an amount equal to (i) as to Class A Certificates, the Class A Principal Balance, together with any Unpaid Class A Interest Shortfall and one month's interest at the Class A Remittance Rate on the Class A Principal Balance[, (ii) as to Class B Certificates, the Class B Principal Balance together with any Unpaid Class B Interest Shortfall and one month's interest at the Class B Remittance Rate on the Class B Principal Balance] and (iii) as to Class R Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)[, (ii)] and (iii) above. The distribution on the Final Remittance Date shall be in lieu of the distribution otherwise required to be made on such Remittance Date in respect of each Class of Certificates.

     (d) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Remittance Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if the Company or the Servicer exercised its right to purchase the assets of the Trust) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If, within one year after the second notice, all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     (e) Upon any termination pursuant to this Section, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as described in
Section 860F of the Code, or (ii) cause the Trust to fail to qualify as a REMIC at any time that any Class A [or Class B] Certificates are outstanding:

          (i) Within 90 days prior to the Final Remittance date set forth in the notice given by the Servicer or the Trustee under this Section, the Holders of 100% of the aggregate Percentage Interests evidenced by the Class R Certificates shall adopt a plan of complete liquidation of the Trust; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Remittance Date, the Servicer as agent of the Trustee shall sell all of the assets of the Trust to the Company or the Servicer as the case may be, for cash.

     By their acceptance of the Class R Certificates, the holders thereof hereby agree to adopt such a plan of complete liquidation upon the written request of the Servicer or the Company and to take such other action in connection therewith as may be reasonably requested by CITSF.

     SECTION 12.04. Acts of Certificateholders.

     (a) Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Company if made in the manner provided in this Section.

     (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (d) The ownership of Certificates shall be proved by the Certificate Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Company in reliance thereon, whether or not notation of such action is made upon such security.

     (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     SECTION 12.05. Calculations.

     Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year consisting of twelve thirty-day months and will be carried out to at least three decimal places.

     SECTION 12.06. Assignment or Delegation by the Servicer; Merger or Consolidation of the Company, CITSF or the Servicer.

     Except as specifically authorized hereunder, and except for its obligations as Servicer, in respect of which a transfer thereof is dealt with under Article VII, the Servicer may not assign or delegate any of its rights or obligations hereunder, except its right to receive any fees pursuant to this Agreement, absent the prior written consent of Holders of Certificates of each Class evidencing, as to each such Class, Percentage Interests aggregating 66-1/2% or more, and any attempt to do so without such consent shall be void. Notwithstanding the foregoing, CITSF may not delegate its obligation to repurchase contracts under Section 3.05.

     Notwithstanding the foregoing, any person into which the Company, CITSF or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company, CITSF or the Servicer shall be a party, or any Person succeeding to the business of the Company, CITSF or the Servicer, shall be the successor of the Company, CITSF or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an

Eligible Servicer. Each of CITSF, the Company and the Servicer shall promptly notify [Rating Agency] of any such merger to which it is a party.

     Neither the Servicer nor the Company, nor any of the directors, officers, employees or agents of the Servicer or the Company, shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Company or any such person against any breach of warranties or representations made herein, or failure to perform its or his obligations in compliance with any standard of care set forth in this Agreement, or any liability which otherwise would be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer, the Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Servicer nor the Company shall be under any obligation to appear in, prosecute or defend any legal action, which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer or the Company may in its discretion undertake any such action which it may deem necessary or desirable to in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account and the Servicer and the Company shall be entitled to be reimbursed therefor out of the Certificate Account.

     SECTION 12.07. Amendment.

     (a) This Agreement may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any of the Certificateholders,
(i) to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be, (ii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (iii) to add or amend any provisions as required by [Rating Agency] or another NRSRO in order to maintain any rating of the Class A [or Class B] Certificates (it being understood that, after the rating required by Section 2.02 hereof has been obtained, neither the Trustee, the Company nor CITSF is obligated to maintain or improve such rating); provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Servicer or the Company, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of the Trust as a REMIC under the Code and under relevant state and local law).

     (b) This Agreement may also be amended from time to time by the Company, the Servicer and the Trustee, with the consent of Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage
Interests aggregating 51% or more, for the purpose of adding any of the provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding, (iii) result in the disqualification of the Trust as a REMIC under the Code, (iv) adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, (v) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860G(d)(1) of the Code, or (vi) adversely affect in any material respect the interest of the Class R Certificateholders without the unanimous consent of the Class R Certificateholders.

     (c) This Agreement may also be amended from time to time, without the consent of any of the Certificateholders, by the Company, the Servicer and the Trustee to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to (i) maintain the qualification of the Trust as a REMIC under the Code and under relevant state and local law or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (A) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (B) such amendment shall not have any of the effects described in the proviso to Section 12.07(a), or (ii) prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code, provided that such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the Trust as a REMIC under the Code and under relevant state and local law).

     (d) This Agreement shall not be amended under this section without the consent of any of the Certificateholders if such amendment would result in the disqualification of the Trust as a REMIC under the Code or relevant state and local law.

     (e) Promptly after the execution of any amendment or consent pursuant to this Section, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder (but only if such amendment is pursuant to Section 12.07(b) and affects the Class of Certificates held by such Certificateholder) and to [Rating Agency], which notification will be prepared by the Servicer and delivered to the Trustee.

     (f) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (g) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     (h) In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

     (i) Upon the execution of any amendment or consent pursuant to this Section, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Holder of Certificates theretofore or thereafter issued hereunder shall be bound thereby.

     SECTION 12.08. Contribution of Assets.

     Following the Closing Date, the Trustee shall not accept any contribution of additional assets to the Trust unless the Trustee has received an Opinion of Counsel addressed to the Trustee to the effect that (i) the contribution of such assets into the Trust will not cause the Trust to fail to qualify as a REMIC under the Code and under the relevant state and local law and (ii) such contribution will not cause the imposition of a tax on "prohibited transactions" (as defined in Section 860F of the Code or under similar provisions under the relevant state and local law) or on contributions to the Trust after the "start-up day" (as defined in Section 860G of the Code or under similar provisions under the relevant state and local law) with respect thereto.

     SECTION 12.09. Notices.

     All communications and notices pursuant hereto to the Company, the Servicer and the Trustee and [Rating Agency] shall be in writing and delivered or mailed to it at the appropriate following address:

                  If to the Company:

                  The CIT Group Securitization Corporation II
                  650 CIT Drive
                  Livingston, New Jersey  07039
                           Attention:  President

                  If to the Servicer:

                  The CIT Group/Sales Financing, Inc.
                  650 CIT Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  If to the Trustee:


                  ---------------------------------

                  ---------------------------------

                  ---------------------------------

                  If to the Paying Agent:

                  ---------------------------------

                  ---------------------------------

                  ---------------------------------

                  If to [Rating Agency]:


                  ---------------------------------

                  ---------------------------------

                  ---------------------------------

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

     All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

     SECTION 12.10. Merger and Integration.

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     SECTION 12.11. Headings.

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


     SECTION 12.12. Governing Law.

     This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to its conflict-of-laws provisions.

     SECTION 12.13. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the 1st day of _________, 199_.


                                     THE CIT GROUP/SALES FINANCING, INC.


                                     By: ________________________________
                                         Name:
                                         Title:


                                     THE CIT GROUP SECURITIZATION CORPORATION II


                                     By: ________________________________
                                         Name:
                                         Title:


                                     [TRUSTEE]
                                       not in its individual
                                       capacity but solely as
                                       Trustee


                                     By: ________________________________
                                         Name:
                                         Title:

                  EXHIBITS TO POOLING AND SERVICING AGREEMENT

                                                                       Exhibit A

                         [FORM OF CLASS A CERTIFICATE]


[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.]


Class A      (Senior)                                No._______________________


                                                     Remittance Rate:  ____%
Date of Pooling and Servicing
Agreement: As of _____ __, 199_                      Denomination:  $__________

Cut-off Date:  _____ __, 199_                        Aggregate Denomination of
                                                     all Class A Certificates:
                                                     $____________

First Remittance Date:                               Final Remittance Date:
________ __, 199_                                    ___________ __, ______

Servicer:  The CIT Group/Sales                       CUSIP: _______________
           Financing, Inc.

                         MANUFACTURED HOUSING CONTRACT
                 SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                         SERIES 199_, CLASS A (SENIOR)

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ___________________ is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of manufactured housing installment sales contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after ______ __, 199_) formed and sold by The CIT Group Securitization Corporation II (the "Company"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ______ __, 199__, among the Company, as Seller, The CIT Group/Sales Financing, Inc., as Servicer, and _____________, as trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the _____ day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing ______ __, 199_ so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds a Class of Class A Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the portion of the [Class A Distribution Amount] to be distributed to such Class of Class A Certificates. The final scheduled Remittance Date of this Certificate is ______ __, ____ or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all Amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in _____________, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:                                      THE CIT GROUP SECURITIZATION
                                              CORPORATION


                                            By:____________________________
                                                    Authorized Officer

[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within-mentioned Agreement.

_______________________, or                 [TRUSTEE]
Authenticating Agent

By:________________________                 By:____________________________
                                                    Authorized Signatory

[Signature page to Class A Certificate,
Manufactured Housing Contract Senior/
Subordinate Pass-Through Certificate,
Series _____]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:                                      By ____________________________
                                                      Signature

                                                                       Exhibit B


                         [Form of Class B Certificate]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS IN RELIANCE UPON EXEMPTIONS PROVIDED BY SUCH ACTS. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IS MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, INCLUDING A TRANSFER MADE IN ACCORDANCE WITH THE EXEMPTION PROVIDED IN RULE 144A OF THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AND UNLESS SUCH TRANSFER IS MADE IN ACCORDANCE WITH SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.]


Class B (Subordinate)                             No. ____

Date of Pooling and Servicing                     Remittance Rate:  ____%
Agreement: As of _____ __, 199_
                                                  Denomination:  $_____________

Cut-off Date:  _____ __, 199_                     Aggregate Denomination of all
                                                  Class B Certificates:  $______

First Remittance Date:                            Final Remittance Date:
_______ __, 199_                                  _____________ __, ____

Servicer:  The CIT Group/Sales                    CUSIP:________________________
           Financing, Inc.

                         MANUFACTURED HOUSING CONTRACT
                 SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                       SERIES 199_, CLASS B (SUBORDINATE)

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ___________________ is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of manufactured housing installment sales contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after ______ __, 199_) formed and sold by The CIT Group Securitization Corporation II (the "Company"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ______ __, 199_, among the Company, as Seller, The CIT Group/Sales Financing, Inc., as Servicer, and _____________, as trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the _____ day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing ______ __, 199_ so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B Certificates with an aggregate Percentage Interest of at least 20% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the [Class B Distribution Amount]. The final scheduled Remittance Date of this Certificate is ______ __, ____ or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account [and the Available Credit Enhancement Amount], to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the

Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all Amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in _____________, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

     [This Certificate has not been registered or qualified under the Securities Act or any state securities law.]

     [No transfer, sale, pledge or other disposition of any Certificate or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification.]

     [In the event that (i) registration of a transfer of this Certificate is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, (ii) the Holder of this Certificate delivers an officer's certificate substantially in the form of Exhibit K-1 to the Pooling and Servicing Agreement to each of the Seller and the Trustee, and (iii) the transferee of this Certificate delivers an officer's certificate in the form of Exhibit K-2 to the Agreement to the Seller and the Trustee, the Trustee shall register such transfer.]

     [In the event that registration of a transfer is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule 144A) and applicable state securities laws, the Company shall require, in order to assure compliance with the Securities Act, the transferee or the transferor of this Certificate to deliver to the Company and the Trustee either (i) an investment letter from such transferee in the form of Exhibit J to the Agreement, or (ii) an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof).]

     [Neither the Company nor the Trustee is obligated to register this Certificate under the Securities Act or under any state securities laws.]

     [No service charge will be made for any such registration of transfer of exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:                                      THE CIT GROUP SECURITIZATION
                                             CORPORATION


                                            By:___________________________
                                                    Authorized Officer

[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within mentioned Agreement.

_______________________, or                 [TRUSTEE]
   Authenticating Agent

By:________________________                 By:____________________________
   Authorized Signatory                           Authorized Signatory

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the within Manufactured Housing Contract
Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:                                               By______________________
                                                              Signature

                                                                       Exhibit C


                         [FORM OF CLASS R CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS IN RELIANCE UPON EXEMPTIONS PROVIDED BY SUCH ACTS. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IS MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, INCLUDING A TRANSFER MADE IN ACCORDANCE WITH THE EXEMPTION PROVIDED IN RULE 144A OF THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AND UNLESS SUCH TRANSFER IS MADE IN ACCORDANCE WITH SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION 9.02 OF SUCH POOLING AND SERVICING AGREEMENT.]

Class R (Subordinate)                                No. ___

Date of Pooling and Servicing                        Percentage Interest:  ____%
Agreement:  As of _____ __, 199_

Cut-off Date:  ____ __, 199_

First Remittance Date:
_______ __, 199_

Servicer:  The CIT Group/Sales
           Financing, Inc.

                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                     PASS-THROUGH CERTIFICATES, SERIES 199_

                Initial Principal Amount of the Trust: $________

     This certifies that __________ is the registered owner of the undivided Percentage Interest stated above in the Residual Interest in the Trust referred to herein, and entitled to certain distributions with respect to such Trust, which Trust consists of a pool of manufactured housing installment sales contracts and installment loan agreements, including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after ______ __, 199_ (the "Contracts") formed and sold by The CIT Group Securitization Corporation II (the "Company"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ______ __, 199_, between the Company, as Seller, and The CIT Group/Sales Financing, Inc., as Servicer, and/National Association, as Trustee of the Trust (the "Trustee"). This Class R Certificate is one of the Class R Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class R Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the _____ day (or if such is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing ______ __, 199_, so long as the Agreement has not been terminated, by check (or, if such Class R Certificateholder holds Class R Certificates with an aggregate Percentage Interest of at least 20% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Remittance
Date) to the registered Class R Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month (each such month during the term of this Agreement constituting a "Due Period"), in an amount equal to [the difference between (A) the Amount Available, and (B) the sum of (i) [the Class A Distribution Amount],
(ii) [the Class B Distribution Amount], (iii) the Monthly Servicing Fee, (iv) amounts to reimburse the Class R Certificateholder for expenses incurred by and reimbursable to it, [and (v) the Credit Enhancement Fee]]. The final scheduled Remittance Date of this Class C Certificate is ______ __, ____ or the next succeeding Business Day if such date is not a Business Day.

     The Class R Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class R Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class R Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Class R Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class R Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class R Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class R Certificate for registration of transfer at the office or agency maintained by the Trustee in ________, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Class R Certificates evidencing the same aggregate amount of Class R Certificates will be issued to the designated transferee or transferees.

     As provided in the Agreement and subject to certain limitations therein set forth, this Class R Certificate is exchangeable for new Class R Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the holder surrendering the same.

     No transfer of a Class R Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. The Trustee, the Company or CITSF may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and CITSF that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state, and the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Neither this Certificate nor any beneficial interest herein may be directly or indirectly, assigned, sold, pledged, hypothecated or otherwise transferred except upon satisfaction of the conditions set forth in Section 9.02(d) of the Agreement pursuant to which this Certificate was issued. Any attempted transfer in violation of such restrictions shall be null and void and shall vest no rights in any purported transferee, and shall subject the Holder hereof to liability for any tax imposed (and related expenses, if any) with respect to such attempted transfer.

     No service charge will be made for any such registration of transfer of exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     [The holder of this Class R Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the Trust elects to be treated as a "real estate mortgage investment conduit" (a "REMIC") under the Code for such taxable year and all subsequent taxable years. The Certificates shall be "regular interests" in the REMIC and the Class R Certificates shall be the "residual interest" in the REMIC.]

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purposes.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:                                             THE CIT GROUP SECURITIZATION
                                                          CORPORATION


                                                By:____________________________
                                                        Authorized Officer


[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within mentioned Agreement.

_______________________, or                      [TRUSTEE]
Authenticating Agent

By______________________                        By:____________________________
  Authorized Signatory                                 Authorized Signatory

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the within Manufactured Housing Contract
Senior/Subordinate Pass-Through Certificate, and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.



Dated:                                               By________________________
                                                                Signature

                                                                       Exhibit D


                              [FORM OF ASSIGNMENT]


     In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of ______ __, 199_, among The CIT Group/Sales Financing Inc. ("CITSF"), The CIT Group Securitization Corporation II (the "Company"), and __________________________ Chicago, as trustee (the "Trustee"), the Company does hereby sell, transfer, assign, set over and otherwise convey to the Trust created by the Agreement, to be held in trust as provided in the Agreement, (i) all right, title and interest in the manufactured housing installment sales contracts and installment loan agreements described in the List of Contracts (collectively, the "Contracts") and the proceeds thereof (including, without limitation, all security interests created thereby and any and all rights to receive payments which are due pursuant thereto from and after ______ __, 199_, but excluding any rights to receive payments which were due pursuant thereto prior to ______ __, 199_) identified in the List of Contracts delivered pursuant to Section 2.02(a) of the Agreement, which List of Contracts is also attached as an Exhibit to the Agreement, (ii) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract and all rights under any blanket hazard insurance policy and the proceeds from any Contract Holders' Errors and Omissions Protection Policy, to the extent they relate to the Manufactured Homes, (iii) [all rights under all FHA/VA Regulations pertaining to any FHA/VA Contract,]
(iv) all documents contained in the Contract Files and the Land-Home Contract Files and (v) all proceeds in any way derived from any of the foregoing. All capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ___ day of ______ __, 199_.

                                                    THE CIT GROUP SECURITIZATION
                                                     CORPORATION

                                                    By: ________________________
                                                        Name:
                                                        Title:

                                                                       Exhibit E


                      THE CIT GROUP/SALES FINANCING, INC.

                            CERTIFICATE OF OFFICERS


     The undersigned certify that they are the [title] and [title], respectively of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITSF in connection with the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and _______________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

          (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of CITSF, together with all amendments thereto as in effect on the date hereof;

          (ii) attached hereto as Exhibit II is a true and correct copy of the By-laws of CITSF, as amended, as in effect on the date hereof;

          (iii) the representations and warranties of CITSF contained in Sections 3.01 and 3.04 of the Agreement are true and correct on and as of the date hereof and, to the best of their knowledge, the representations and warranties of CITSF contained in Sections 3.02 and 3.03 of the Agreement are true and correct on and as of the date hereof;

          (iv) no event with respect to CITSF has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or lapse of time or both, would become an Event of Termination under the Agreement; and

          (v) each of the agreements and conditions of CITSF to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ______ day of ______ __, 199_.

                                                ________________________________
                                                [Name]
                                                [Title]


                                                ________________________________
                                                [Name]
                                                [Title]

                                                                       Exhibit F


                 [FORM OF OPINION OF COUNSEL FOR THE CIT GROUP/
                             SALES FINANCING, INC.]

                                                                       Exhibit G


               FORM OF TRUSTEE'S ACKNOWLEDGMENT AND CERTIFICATION

     ______________________________, a National Banking Association organized under the laws of the United States, acting as trustee (the "Trustee") of the trust created pursuant to the Pooling and Servicing Agreement dated as of ______ __, 199_ among The CIT Group Securitization Corporation II, The CIT Group/Sales Financing, Inc. and the Trustee (the "Agreement"), acknowledges, pursuant to
Section 2.03 of the Agreement, that the Trustee has received, and holds in trust thereunder the following: (i) all right, title and interest in the manufactured housing installments sales contracts and installment loan agreements (including, without limitation, all security interests and any and all rights to receive payments which are due pursuant thereto from and after ______ __, 199_, but excluding any rights to receive payments which were due pursuant thereto prior to ______ __, 199_), identified in the List of Contracts delivered pursuant to
Section 2.02(a) of the Agreement, which list of Contracts is also attached as an Exhibit to the Agreement, (ii) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract and all rights under any blanket hazard insurance policy and the proceeds from any Contract Holders' Errors and Omissions Protection Policy, to the extent they relate to the Manufactured Homes, (iii) [all rights under all FHA/VA Regulations pertaining to any FHA/VA Contract,]
(iv) all documents contained in the Contract Files and the Land-Home Contract Files, provided that the Contract Files will be held by the Servicer, as custodian, for the benefit of the Certificateholders and the Trustee, and (v) all proceeds in any way derived from any of the foregoing. The Trustee shall issue to, or upon the order of, the Company Certificates representing ownership of a beneficial interest in 100% of the Trust. Capitalized terms used herein have the meanings given them in the Agreement.

     IN  WITNESS  WHEREOF,  ________________________________,  as  Trustee,  has
caused this acknowledgment to be executed by its duly authorized officer as of this ___ day of ______, 199_.







                                           [TRUSTEE], as Trustee



                                                      By_____________________

                                                      Its____________________


                                                      By_____________________

                                                      Its____________________

                                                                       Exhibit H


                      THE CIT GROUP/SALES FINANCING, INC.

                       CERTIFICATE OF SERVICING OFFICERS


     The undersigned certify that they are the [title] and [title], respectively of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 6.02 of the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and ____________________________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Monthly Report for the period from _________ to _______ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

     2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of _____, 199_.

                                             THE CIT GROUP/SALES FINANCING, INC.


                                             By_________________________________
                                              [Name]
                                              [Title]


                                             By_________________________________
                                              [Name]
                                              [Title]

                                                                     Exhibit I-1


                      THE CIT GROUP/SALES FINANCING, INC.


                  CERTIFICATE REGARDING REPURCHASED CONTRACTS


     The undersigned certify that they are [title] and [title], respectively of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 3.05(a) of the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and ____________________________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Contracts on the attached schedule are to be repurchased on the date hereof pursuant to Section 3.05 of the Agreement.

     2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may be assigned by the Trustee to CITSF.

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of ______, 199_.

                                             THE CIT GROUP/SALES FINANCING, INC.


                                              By:_______________________________
                                                [Name]
                                                [Title]


                                              By:_______________________________
                                                [Name]
                                                [Title]

                                                                     Exhibit I-2


                      THE CIT GROUP/SALES FINANCING, INC.


                  CERTIFICATE REGARDING SUBSTITUTED CONTRACTS


     The undersigned certify that they are [title] and [title], respectively of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 3.05(b) of the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and _______________________________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Contract and Contract File for each such Eligible Substitute Contract [are being held by CITSF, as Servicer] [have been delivered to ______, the successor Servicer].

     2. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Contract is an Eligible Substitute Contract [description, as to each Contract, as to how it satisfies the definition of "Eligible Substitute Contract"].

     3. The UCC-1 financing statements in respect of the Contracts to be substituted, in the form required by Section 3.05(b)(iii) of the Agreement, has been filed with the appropriate offices.

     [4. There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Principal Balance of each Replaced Contract exceeds the Scheduled Principal Balance of each Contract being substituted therefor.]


                                     I-2-1

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of ______, 199_.

                                             THE CIT GROUP/SALES FINANCING, INC.


                                              By:_______________________________
                                                [Name]
                                                [Title]


                                              By:_______________________________
                                                [Name]
                                                [Title]

                                     I-2-2

                                                                       Exhibit J



                           FORM OF INVESTMENT LETTER




                                              [Date]


The CIT Group Securitization Corporation II
650 CIT Drive
Livingston, New Jersey  07039
Attention:  President

The CIT Group/Sales Financing, Inc.
650 CIT Drive
Livingston, New Jersey  07039
Attention:  President

[                          ]


               Re: Purchase of $_______ Principal Amount of The CIT Group Securitization Corporation II Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates Series 199_ - Class [B] [R] Certificates


Dear Sirs:

     In connection with our purchase of the above referenced Certificates (the "Certificates"), the undersigned (the "Purchaser") hereby certifies and agrees on behalf of the Purchaser:

          1. The Purchaser is an accredited investor and is acquiring the Certificates for its own account or accounts for which it exercises sole investment discretion and not with a view to, or for sale in connection with, any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

          2 . The Purchaser has received (a) a copy of the __________ dated ______ __, ____, relating to the Certificates, (b) a copy of the Pooling and Servicing Agreement dated as of ______ __, 199_ (the "Pooling and Servicing Agreement"), among The CIT Group Securitization Corporation II, the CIT Group/Sales Financing, Inc. and __________________, as Trustee, and

     (c) other information concerning the Certificates and the Contracts (as defined in the Pooling and Servicing Agreement) requested by the Purchaser and relevant to the Purchaser's decision to purchase the Certificates.

          3. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and the Purchaser is able to bear the economic risks of such an investment.

          4. The  Purchaser  will comply with all  applicable  federal and state
     securities   laws  in  connection   with  any  subsequent   resale  of  the
     Certificates by the Purchaser.

          5. The Purchaser understands that the Certificates have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), that neither the Company, the Seller nor the Trust (as such terms are defined in the Pooling and Servicing Agreement) is required to so register the Certificates, and that the Certificates may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration thereunder is available.

          6. If the Purchaser sells any of the Certificates, the Purchaser, at its option, will either (a) obtain from any accredited investor that purchases any Certificate from it a certificate containing the same representations, warranties and agreements contained in the foregoing paragraphs 1, 2(b), 3 through 5 and this paragraph 6, (b) deliver an opinion of counsel to such institutional investor, addressed to the Seller, the Servicer and the Trustee (as such terms are defined in the Pooling and Servicing Agreement), to the effect that such sale is in compliance with all applicable federal and state securities laws, or (c) comply with the requirements of paragraph Second of Section 9.02(b) of the Pooling and Servicing Agreement.


                                                Very truly yours,



                                                ________________________
                                                    (Name of Purchaser)


                                             By:

                                                   (Authorized Officer)

                                                                     Exhibit K-1



                       [FORM OF TRANSFEROR'S CERTIFICATE]

                  THE CIT GROUP SECURITIZATION CORPORATION II
                         MANUFACTURED HOUSING CONTRACT
                  SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                  SERIES 199_
                 ---------------------------------------------



     The undersigned, a duly authorized representative of _______________ (the "Transferor"), pursuant to the Pooling and Servicing Agreement dated as of ______ __, 199_ (the "Pooling and Servicing Agreement"), among The CIT Group Securitization Corporation II (the "Company"), The CIT Group/Sales Financing, Inc. and ______________________________, as trustee (the "Trustee"), does hereby certify to the Company and the Trustee that:

          1. The undersigned is duly authorized to execute and deliver this Certificate to the Trustee and to the Company.

          2. This Certificate is delivered pursuant to Section 9.02(b) of the Pooling and Servicing Agreement.

          3. In  connection  with the  transfer  (the  "Transfer")  of  Investor
     Certificate   No.  [B-_]  [R-_]  from  the  Transferor  to  _________  (the
     "Transferee"):

               (a) the Transferor reasonably believes the Transferee to be a Qualified Institutional Buyer as defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended; and

               (b) registration of the Transfer is to be made in reliance upon the exemption from transfer contained in Rule 144A.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ______, ____.


                                                ________________________________
                                                Name:
                                                Title:

                                                                     Exhibit K-2


                       [FORM OF TRANSFEREE'S CERTIFICATE]

                  THE CIT GROUP SECURITIZATION CORPORATION II
                         MANUFACTURED HOUSING CONTRACT
                  SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                                  SERIES 199_
                 ---------------------------------------------


     The undersigned, a duly authorized representative of _______________ (the "Transferee"), pursuant to the Pooling and Servicing Agreement dated as of ______ __, 199_ (the "Pooling and Servicing Agreement"), among The CIT Group Securitization Corporation II (the "Company"), The CIT Group/Sales Financing, Inc. and ____________________, as trustee (the "Trustee"), does hereby certify to the Company and the Trustee that:

     1. The undersigned is duly authorized to execute and deliver this Certificate to the Trustee and to the Company.

     2. This Certificate is delivered pursuant to Section 9.02(b) of the Pooling and Servicing Agreement.

     3. In connection with the transfer (the "Transfer") of Investor Certificate No. [B-_] [R-_] from _______________ (the "Transferor") to the Transferee:


          (a) the Transferee is a Qualified Institutional Buyer as defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act");

          (b) the Transferee acknowledges that the Transferor, the Company and the Trustee are relying upon the Transferee's representations set forth herein in order to claim the exemption from registration contained in Rule 144A;

          [(c) the Transferee requested information from the Servicer concerning the assets of the Trust, and received from the Servicer a copy of the monthly statements relating to the Trust for the period through _____, ____ [,] [and] the disclosure document annexed hereto as Annex 1 [and
          _____________.]

          OR

                                     K-2-1

          [(c) the Transferee did not request information from the Servicer and the Trust Assets.]


     The Transferee acknowledges that the Certificate referred to above has not been registered under the Securities Act or under any state securities or "Blue Sky" laws, in reliance upon exemptions provided by such Acts.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ______, ____.


                                                ________________________________
                                                Name:
                                                Title:

                                     K-2-2

                                                                       Exhibit L



                  THE CIT GROUP SECURITIZATION CORPORATION II
                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                           CERTIFICATES, SERIES 199_
                                 MONTHLY REPORT


                                                            REMITTANCE DATE:____

                              CLASS A CERTIFICATES






Distribution Amounts
____________________

1.  Aggregate Class A Distribution                                $
                                                                   _____________
2.  Aggregate Class B Distribution                                $
                                                                   _____________
3.  Aggregate Class R Distribution                                $
                                                                   _____________

Interest
________

1.  Aggregate Class A Interest                                    $
                                                                   _____________
2.  Amount applied to Unpaid
    Class A Interest Shortfall                                    $
                                                                   _____________
3.  Remaining Unpaid Class A                                      $
    Interest Shortfall                                             _____________


Principal
_________

4.  Formula Principal Distribution Amount                         $
                                                                   _____________
    (a} Scheduled Principal                                       $
                                                                   _____________
    (b) Principal Prepayments                                     $
                                                                   _____________
    (c) Liquidated Contracts                                      $
                                                                   _____________
    (d) Repurchases                                               $
                                                                   _____________
5.  Pool Scheduled Principal Balance                              $
[6. Class A Scheduled Principal Deficiency                         _____________

    Amount (if any) following prior
    Remittance Date                                               $            ]
                                                                   _____________
7.  Class A Principal Distribution Amount                         $
                                                                   _____________
8.  Class A Principal Balance                                     $
                                                                   _____________
9.  Class B Principal Balance                                     $
                                                                   _____________
[10. Class A Scheduled Principal Deficiency
     Amount (if any) following current
     Remittance Date                                              $            ]
                                                                   _____________

11. Class A Pool Factor (Pool Scheduled
    Principal Balance divided by Cut-off
    Date Principal Balance)                                       $
                                                                   _____________
Delinquency Information
_______________________
                                                            Aggregate Principal
                                          Number                  Balance
                                          ______            ____________________

12. Delinquent Contracts

    (a) 31-59 days                                          $
                                          ______            ____________________
    (b) 60 days or more                                     $
                                          ______            ____________________
13. Repossessed Contracts                                   $
                                          ______            ____________________
14. Repossessed Contracts
    Remaining in Inventory                                  $
                                          ______            ____________________


                          CLASS B/CLASS R CERTIFICATES


Amount Available                                                  $
                                                                   _____________
[Available Credit Enhancement Amount]                             $
                                                                   _____________
Class B Certificates
____________________
Interest
________

1. Aggregate Class B Interest                                     $
                                                                   _____________
2. Amount applied to Unpaid
   Class B Interest Shortfall                                     $
                                                                   _____________
3. Remaining Unpaid Class B
   Interest Shortfall                                             $
                                                                   _____________
Principal
_________

4.  Aggregate Principal (until
    Class A Principal Balance reaches zero,
    Aggregate Principal equals Class B
    Principal Loss Liquidation Amount)                            $
                                                                   _____________
5.  Principal Prepayments                                         $
                                                                   _____________
6.  Class B Principal Loss Liquidation
    Amount                                                        $
                                                                   _____________
7.  Amount, if any, by which the [Class B
    Distribution  Amount]  for such  Remittance
    Date  exceeds  the  Amount Available in the
    Certificate  Account  available for
    distributions  on Class B Certificates
    on such Remittance Date.                                      $
                                                                   _____________


[8. Class B Enhancement Payment                                   $            ]
                                                                   _____________




9.  Class B Principal Balance                                     $
                                                                   _____________

Class R Certificates
____________________

10.  Class R Residual Payment                   $
                                                 _____________
     a. The amount (if any) by which
        the Amount Available exceeds
        the [Class A Distribution
        Amount] and the Class
        B Distribution
        Amount].                                $
                                                 _____________
     b. Aggregate Repossession Profits
        less amount retained by

        Servicer to reimburse itself for
        taxes paid.                             $
                                                 _____________

                                                                       EXHIBIT M


                           FORM OF TRANSFER AFFIDAVIT

DATE OF           )
                  :  ss.:
COUNTY OF         )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of __________, the proposed Transferee of an Ownership Interest in the Class R Certificate of the Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates Series ____, issued pursuant to the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among The CIT Group Securitization Corporation II, The CIT Group/Sales Financing, Inc. and _____________________________, as trustee.
Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to take this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Class R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another person and has attached hereto an Affidavit from such person in substantially the same form as this Affidavit. The Transferee has no knowledge that any such Affidavit is false.

     3. The Transferee has been advised and understands that (i) a tax shall be imposed on Transfers of Ownership Interests in the Class R Certificate to persons that are not permitted Transferees; (ii) such tax would be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a person that is not a permitted Transferee, on such agent; and (iii) the person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnishes to such person an affidavit that such subsequent Transferee is a Permitted transferee and, at the time of Transfer, such person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised and understands that a tax shall be imposed on a "pass-through entity" holding Ownership Interest in the Class R Certificate if at any time during the taxable year of the pass-through entity a person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that no tax will be imposed for any period for which the record holder furnishes to the pass-through entity an affidavit stating that the record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in

Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 9.02 of the Agreement (attached hereto as Exhibit 1 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership
Interest in the Class R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfers and mandatory sales. The Transferee expressly agrees to be bound by and abide by the provisions of Section 9.02 of the Agreement and the restrictions noted on the face of the Class R Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the attempted Transfer null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any person to whom the Transferee attempts to Transfer its Ownership Interest in the Class R Certificate, and in connection with any Transfer by a person for whom the Transferee is acting as nominee, trustee or agent. The Transferee agrees to not Transfer its Ownership Interest or cause any Ownership Interest to be
Transferred  to  any  person  that  the  Transferee  knows  is  not a  Permitted
Transferee.

     7. The Transferee represents and warrants that (i) no purpose of its purchase of an Ownership Interest in the Class R Certificates is or will be to impede the assessment or collection of any tax, and (ii) it has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificate.

     8. The Transferee's taxpayer identification number is ___________.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this ___ day of __________.





                                            [NAME OF TRANSFEREE]


                                             By:  ________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT N


                               LIST OF CONTRACTS